UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

PartnerRe Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT

Wellesley House South

90 Pitts Bay Road

Pembroke HM 08, Bermuda

April 5, 2013

ANNUAL GENERAL MEETING–May 17, 2013

To the Shareholders of PartnerRe Ltd.

You are cordially invited to attend the Annual General Meeting of your company, PartnerRe Ltd., to be held at 8:00 a.m. local time on Friday, May 17, 2013, at Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. My fellow directors and the executive officers will be in attendance and I will present a report on the current affairs of your Company. You will have an opportunity for any questions and comments.

On or about April 5, 2013, we will begin mailing to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and Annual Report and how to vote. The Notice will also include details about the Annual General Meeting and instructions on how to request a paper copy of the proxy materials.

If you plan to attend the Annual General Meeting, I would ask that you vote in advance of the Annual General Meeting by following the voting instructions set forth in the Notice and as outlined in this Proxy Statement. Voting in advance will not prevent you from changing your mind at a subsequent date and you can revoke your voted proxy as described herein.

I would also ask that you vote as soon as possible. Prompt voting will eliminate the need for any follow-up work together with any associated costs.

We are grateful for your assistance and express our appreciation in advance.

Yours sincerely,

Jean-Paul L. Montupet

Chairman of the Board of Directors

IMPORTANT:	PLEASE VOTE PROMPTLY IN ACCORDANCE WITH THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. THE ANNUAL GENERAL MEETING DATE IS MAY 17, 2013.

Wellesley House South

90 Pitts Bay Road

Pembroke HM 08, Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held on May 17, 2013

NOTICE IS HEREBY GIVEN that the Annual General Meeting of shareholders of PartnerRe Ltd. will be held at Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, on Friday, May 17, 2013, at 8:00 a.m. local time, for the following purposes:

1.	To elect two (2) directors to hold office until the 2016 annual general meeting of shareholders or until their respective successors have been duly elected;

2.	To re-appoint Deloitte & Touche Ltd., the independent registered public accounting firm, as our independent auditors, to serve until the 2014 annual general meeting, and to refer decisions about the auditors’ compensation to the Board of Directors; and

3.	To approve the Executive Compensation disclosed pursuant to Item 402 of Regulation S-K (non-binding advisory vote).

The Board of Directors has fixed the close of business on March 20, 2013, as the record date for determining shareholders entitled to notice of, and to vote at, the Annual General Meeting.

All shareholders are cordially invited to attend the Annual General Meeting.

By order of the Board of Directors

Christine Patton

Secretary and Corporate Counsel to the Board

Pembroke, Bermuda

April 5, 2013

PROXY STATEMENT

Page
GENERAL INFORMATION ABOUT THE MEETING	2
CORPORATE DOCUMENTATION	6
OUR DIRECTORS	7
DIRECTOR COMPENSATION	13
Equity Components (Share Options and RSUs)	13
Elective Equity Incentive	13
Board Ownership Guidelines	14
Executive Director’s Fees and Directors’ Expenses	14
Director Compensation Table	14
CORPORATE GOVERNANCE	17
Corporate Governance Framework	17
Code of Business Conduct and Ethics	17
Directors Independence and Certain Relationships and Related Transactions	17
Board Leadership Structure	18
Meetings and Committees of the Board	18
The Board’s Role in Risk Oversight	22
Significant Board Practices	23
Communication with Directors	24
Anti-Hedging and Anti-Pledging Policy	24
Insurance	24
OUR PRINCIPAL SHAREHOLDERS	25
Security Ownership of Certain Beneficial Owners, Management and Directors	25
Section 16(a) Beneficial Ownership Reporting Compliance	26
OUR EXECUTIVE OFFICERS	27
EXECUTIVE COMPENSATION	29
Compensation Discussion and Analysis	29
COMPENSATION TABLES	42
2012 Summary Compensation Table	42
All Other Compensation	43
2012 Grants of Plan-Based Awards	44
2012 Outstanding Equity Awards at Fiscal Year-End	45
2012 Option Exercises and Shares Vested	46
2012 Non-Qualified Deferred Compensation	46
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL	48
PRINCIPAL ACCOUNTANT FEES AND SERVICES	54
PROPOSAL 1—To elect two (2) directors to hold office until the Annual General Meeting of Shareholders in the year 2016 or until their respective successors have been duly elected	55
PROPOSAL 2—To re-appoint Deloitte & Touche Ltd, the independent registered public accounting firm, as our independent auditors to serve until the 2014 Annual General Meeting, and to refer decisions about the auditors’ compensation to the Board of Directors	56
PROPOSAL 3—To approve executive compensation disclosed pursuant to Item 402 of Regulation S-K (Non-Binding Advisory Vote)	57
APPENDIX I	59
APPENDIX II	61

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of PartnerRe Ltd. (“PartnerRe” or the “Company”) of proxies from holders of PartnerRe common shares (the “PartnerRe common shares” or the “common shares”), referred to as shareholders throughout this Proxy Statement. The proxies will be voted at the Annual General Meeting of shareholders, which will be held at 8:00 a.m. local time on May 17, 2013, at Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, and at any adjournment thereof.

Our primary mailing address is Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda (telephone 1-441-292-0888). Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. PartnerRe expects to provide Notice and electronic delivery of this Proxy Statement and the enclosed proxy card to shareholders on or about April 5, 2013. As further detailed in the Notice which will be mailed to shareholders on or about April 5, 2013, shareholders may access the proxy materials on the Internet, request a printed set of the proxy materials, or both.

GENERAL INFORMATION ABOUT THE MEETING

Frequently Asked Questions

WHY AM I RECEIVING THESE MATERIALS?

You are receiving these materials as you were a shareholder of PartnerRe as of March 20, 2013 (the “Record Date”), which entitles you to attend and vote at or prior to the Annual General Meeting to be held at Wellesley House South, 90 Pitts Bay Road, Pembroke HM08, Bermuda on Friday, May 17, 2013, at 8:00 a.m. local time.

WHAT IS INCLUDED IN THESE MATERIALS?

1.	This Proxy Statement for the Annual General Meeting; and

2.	PartnerRe’s Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the SEC on February 26, 2013.

WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

Pursuant to rules adopted by the SEC and applicable Bermuda law, PartnerRe has elected to provide access to its proxy materials via the Internet. On or about April 5, 2013, PartnerRe will send to shareholders as of the Record Date the Notice on or about April 5, 2013. All shareholders will have the ability to access the proxy materials via the Internet or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy are detailed in the Notice, together with instructions on how to receive future proxy materials electronically. PartnerRe encourages shareholders to take advantage of the availability of the proxy materials on the Internet to help to reduce the environmental impact of our Annual General Meeting as well as improve the efficiency of delivery.

WHAT AM I VOTING ON?

You will be asked:

1.	To elect two (2) directors to hold office until the 2016 annual general meeting of shareholders or until their respective successors have been duly elected (Proposal 1);

2.	To re-appoint Deloitte & Touche Ltd., the independent registered public accounting firm, as our independent auditors, to serve until the 2014 annual general meeting, and to refer decisions about the auditors’ compensation to the Board of Directors (Proposal 2); and

3.	To approve the Executive Compensation disclosed pursuant to Item 402 of Regulation S-K (non-binding advisory vote) (Proposal 3).

For more information about these Proposals, see pages 55-58.

WHAT ARE THE BOARD’S VOTING RECOMMENDATIONS?

The Board recommends that you vote FOR all the Proposals.

WHO IS ENTITLED TO VOTE?

You may vote if you held common shares as of the close of business on the Record Date. Each common share held at the Record Date entitles you to one vote on each matter to be voted on. As of the Record Date, PartnerRe had 58,188,630 common shares issued and outstanding, net of treasury shares.

HOW MANY VOTES MUST BE PRESENT OR REPRESENTED BY PROXY TO HOLD THE ANNUAL GENERAL MEETING?

In order for us to transact business at the Annual General Meeting, the holders of not less than 25% of the outstanding common shares as of the Record Date must have voted prior to the meeting or be present, in person or by proxy. This is referred to as a quorum.

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?

All matters to be voted on at the Annual General Meeting will be decided by a simple majority of votes cast. If common shares are held by a broker for a shareholder that does not indicate how to vote on a non-routine matter, or if a shareholder abstains from voting on a particular matter, such common shares will not be counted for purposes of determining how many votes are required for approval on that matter. All matters except the ratification of auditors are considered non-routine.

WHAT IS THE DIFFERENCE BETWEEN A SHAREHOLDER OF RECORD AND A BENEFICIAL OWNER OF COMMON SHARES HELD IN STREET NAME?

You are a shareholder of record if your common shares are registered directly in your name with PartnerRe’s transfer agent, Computershare Trust Company, N.A. (“Computershare”).

You are a beneficial owner of common shares held in street name if your common shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization.

HOW DO I VOTE IF I AM A SHAREHOLDER OF RECORD?

You can vote in person at the Annual General Meeting, or prior to the Annual General Meeting:

1.	over the Internet by following the instructions provided in the Notice;

2.	by telephone using the telephone number shown on the proxy card; or

3.	by filling out the proxy card and mailing it to the address shown on the proxy card.

HOW DO I VOTE IF I AM A BENEFICIAL OWNER?

You can vote in person at the Annual General Meeting if you have obtained a legal proxy from the organization that holds your common shares. Please follow the instructions that your bank or broker provides.

You can vote prior to the Annual General Meeting by following the instructions provided by your bank or broker.

HOW CAN I ATTEND THE ANNUAL GENERAL MEETING?

The Annual General Meeting is open to all shareholders that hold common shares as of the Record Date.

If you are a shareholder of record, you will have to present valid picture identification.

If you are a beneficial owner, you will need to obtain a legal proxy from your bank or broker. This legal proxy will serve as an admission ticket and authorize you to vote your common shares (or change your vote) at the Annual General Meeting. You will also be required to present valid picture identification.

Shareholders who do not have valid picture identification and a legal proxy (if required) may not be admitted to the Annual General Meeting.

We encourage all shareholders, even those who plan to attend the Annual General Meeting, to vote in advance. If you intend to vote at the Annual General Meeting, you must provide our Secretary oral or written notice either at or prior to the meeting.

WHAT IS A PROXY? HOW DO I APPOINT A PROXY AND INSTRUCT THAT INDIVIDUAL HOW TO VOTE ON MY BEHALF?

A proxy is your legal designation of another person to vote the common shares you hold on your behalf.

You can appoint the proxies recommended by the Board (i.e. Jean-Paul L. Montupet and Costas Miranthis; see below “What does solicitation of proxies means?”) to vote on your behalf, and give those individuals voting instructions by following the directions on the proxy card.

If you are a shareholder of record, you may also appoint another individual to represent you at the Annual General Meeting by notifying Computershare in writing before the Annual General Meeting begins. Your appointed proxy must provide valid picture identification to be admitted to the Annual General Meeting.

If you are a beneficial owner, please contact the bank or broker that holds your common shares if you intend to appoint a proxy that is different from those recommended by the Board.

WHAT DOES SOLICITATION OF PROXIES MEAN?

In a solicitation of proxies, one party (in this case, the Board) encourages shareholders to appoint one or more particular individuals (in this case, Jean-Paul L. Montupet, the Chairman, and Costas Miranthis, the President and Chief Executive Officer) to vote on their behalf (i.e., to vote as their proxy in accordance with their instructions).

Proxies will be solicited initially over the Internet pursuant to the instructions set out in the Notice. As provided in the Notice, you may also request printed materials by mail. Our directors, officers and employees may make further solicitation personally, by telephone or otherwise; these individuals will not be specifically compensated for such activities. Georgeson, Inc., (“Georgeson”) a U.S. and European proxy solicitation firm, has been retained by PartnerRe to assist, if necessary, in the solicitation of proxies, using the means discussed above. In the event that we utilize the services of Georgeson, they will receive a fee for their services and reimbursement for out-of-pocket expenses.

Beneficial owners will be asked to forward the proxy materials to the bank or broker that holds their common shares. That entity will be reimbursed for its reasonable expenses incurred in connection with distributing and collecting proxy materials.

WHO PAYS FOR THE SOLICITATION OF PROXIES?

PartnerRe will bear all of the costs of soliciting proxies for use at the Annual General Meeting. If you vote via the Internet, by mail or by telephone from outside the United States and Canada, you may incur costs associated with their use. These costs are your responsibility.

WILL MY COMMON SHARES BE VOTED IF I DO NOT APPOINT A PROXY?

If you are a shareholder of record and you do not appoint a proxy or vote by telephone or over the Internet, your common shares will not be voted and therefore will have no effect on the voting results unless you personally attend the Annual General Meeting.

If you are a beneficial owner, your brokerage firm has the authority to vote common shares on certain routine matters even if you do not provide instructions. Only the ratification of auditors is considered a routine matter for these purposes. Without your instructions, your common shares will not be voted for any other Proposal at the Annual General Meeting.

CAN I CHANGE MY MIND AFTER I VOTE?

You may change your vote or revoke your proxy at any time before your proxy is voted at the Annual General Meeting by:

1.	voting again by telephone or over the Internet prior to 11:59 p.m. Eastern Time on May 16, 2013; or

2.	attending and voting at the Annual General Meeting, if you are a shareholder of record (valid picture identification required); or

3.	following the instructions of your bank or broker, if you are a beneficial owner.

If you intend to change your vote at the Annual General Meeting, you must provide our Secretary oral or written notice either at or prior to the meeting. We will not assume that you wish to change your vote simply because you attend the Annual General Meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE FORM OF PROXY?

Multiple proxies may indicate that your common shares are held in more than one account. We encourage you to register all of your accounts in the same name and address. To minimize costs, if you are a beneficial owner, you should contact the bank or broker and request consolidation.

WHAT IF I SHARE AN ADDRESS WITH ANOTHER SHAREHOLDER, AND WE RECEIVED ONLY ONE PAPER COPY OF THE PROXY MATERIALS? HOW MAY I OBTAIN AN ADDITIONAL COPY OF THE PROXY MATERIALS?

We have adopted a procedure called “householding”. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple shareholders who share the same address unless we receive contrary instructions. Shareholders wishing to discontinue or begin householding, or any shareholder residing at a householded address wanting to request delivery of a copy of the Notice and, if applicable, these proxy materials, may address their request:

1)	BY INTERNET: www.proxyvote.com

2)	BY TELEPHONE: 1-800-579-1639

3)	BY E-MAIL: sendmaterial@proxyvote.com

4)	IN WRITING: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717, USA.

There is no charge for requesting a copy. If requesting materials by e-mail, please send an e-mail with the 12-Digit Control Number (located on the Notice) in the subject line. Please make the request as instructed above on or before May 3, 2013, to facilitate timely delivery.

Beneficial owners who wish to either discontinue or begin householding should contact their bank or broker. This procedure reduces the environmental impact of our Annual General Meeting as well as our postage and printing costs.

HOW DO I MAKE A PROPOSAL FOR INCLUSION IN THE PROXY STATEMENT FOR THE 2014 ANNUAL GENERAL MEETING?

Shareholders may propose any matter for a vote by our shareholders at the 2014 Annual General Meeting by sending their proposal marked for the attention of the Secretary, PartnerRe Ltd., Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. We may omit the proposal from next year’s proxy statement if it is not received by the Secretary at the address noted above at least 120 days prior to the first anniversary of this Proxy Statement. We also may omit shareholder’s proposal if it does not comply with applicable requirements of the SEC.

CAN I MAKE AN ADDITIONAL PROPOSAL AT THE 2014 ANNUAL GENERAL MEETING?

If a shareholder proposal is introduced at the 2014 Annual General Meeting without having been discussed in our Proxy Statement, and the proposing shareholder does not notify us 60 to 90 days prior to the first anniversary of the 2013 Annual General Meeting of their intent to raise such proposal at the 2014 Annual General Meeting (subject to adjustment if the 2014 Annual General Meeting date is changed, as described in the Bye-Laws), then all proxies received by us for the 2014 Annual General Meeting will be voted by the persons named as proxies in their discretion with respect to such proposal. Notice of such proposal is to be sent to the address listed in the response to the question above.

Corporate Documentation

We refer to corporate documentation throughout the Proxy Statement. We will provide, without charge, the following corporate documents to any shareholder who makes a request:

•	Annual Report on Form 10-K for the year ended December 31, 2012, as filed on February 26, 2013;

•	Corporate Governance Principles and Application Guidelines;

•	Audit Committee Charter;

•	Compensation & Management Development Committee Charter;

•	Nominating & Governance Committee Charter;

•	Risk & Finance Committee Charter; and

•	Code of Business Conduct and Ethics.

The documentation listed above is available on our website at www.partnerre.com. To obtain a hard copy please write to the Secretary, PartnerRe Ltd., Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, or call 1-441-292-0888. We will also provide, upon payment of a reasonable fee to cover reproduction and mailing expenses, a copy of all exhibits to our Annual Report on Form 10-K.

Information contained on our website is not incorporated by reference into this Proxy Statement or any other report filed with the SEC.

Exchange Rates and Currency

Exchange rates from United States Dollars to Swiss Francs and the euro are used throughout this Proxy Statement. Unless otherwise indicated, we have applied the following exchange rates:

Exchange Rates*
United States Dollar-US$	Swiss Francs-CHF
1	0.91
1.10	1
United States Dollar-US$	Euro
1	0.76
1.32	1

*	These exchange rates were calculated by taking an average of the bid/ask price of the applicable currency on December 31, 2012, (as reported on www.oanda.com) and rounding to two decimal places.

Unless otherwise indicated, all amounts mentioned throughout this Proxy Statement are denominated in United States Dollars.

OUR DIRECTORS

The Board currently consists of twelve directors divided into three classes: Class I, Class II and Class III of four directors each. Messrs. Baumgartner and Rollwagen, who are Class II directors, will be retiring when their terms expire at the conclusion of the Annual General Meeting. The directors in each Class serve a three-year term. The terms of each Class expire at successive annual general meetings so that the shareholders elect one Class of directors each year. This section details the name, age, nationality, class, qualifications and committee memberships of our directors as of the Record Date.

NOMINEE DIRECTORS STANDING FOR ELECTION AT THE 2013 ANNUAL GENERAL MEETING

Class II Directors

Jean-Paul L. Montupet, Chairman of the Board

		Current Directorships Lexmark International, Inc. Wabco Holdings Inc. Assurant, Inc. IHS	Former Directorships (previous 5 years) Leroy Somer (2012) National Electrical Manufacturers Association (2008)
Committees Nominating & Governance–Chairman
Risk & Finance
Age: Nationality: Director Since:	65 American February 2002

Mr. Montupet retired as Executive Vice President of Emerson Electric Co. in July 2012 a position he had held since 1990. He also retired as President of Emerson Europe in December 2012 and as advisory director of Emerson Electric Co. in February 2013.

Mr. Montupet’s qualifications to sit on our Board include his years of experience in international business including his previous experience as an executive for a major public company.

Lucio Stanca

		Current Directorships Aspen Institute Italia Committees Audit Nominating & Governance	Former Directorships (previous 5 years) None
Age: Nationality: Director Since: (formerly served from May 1998 to January 2005)	71 Italian September 2006

Mr. Stanca was Executive Chairman of IBM Europe, Middle East and Africa until his retirement in 2001. Mr. Stanca was President and Chief Executive Officer of Expo 2015 Spa from 2009 to 2010. Mr. Stanca was a director of Bocconi University in Milan from 1994 to 2006. Mr. Stanca is a former Minister of Innovation and Technology for the Italian Government and was an elected Senator of the Italian Government. He was a Deputy of the Italian Parliament from 2008 to March 2013.

Mr. Stanca’s qualifications to sit on our Board include his years of experience in international business.

DIRECTORS NOT STANDING FOR ELECTION AT THE 2013 ANNUAL GENERAL MEETING

Class III Directors (terms expiring at the 2014 Annual General Meeting)

Judith Hanratty, CVO, OBE

		Current Directorships England Golf Union Limited Committees Audit Nominating & Governance	Former Directorships (previous 5 years) Charles Taylor Consulting plc (2012) Gas & Electricity Markets Authority (2010)

Age: Nationality: Director Since:	69 British/New Zealander January 2005

Ms. Hanratty is Chairman of the Commonwealth Education Trust and retired from serving as Chairman of the Commonwealth Institute (Australia) Limited which was dissolved in 2012. Ms. Hanratty was an Executive for British Petroleum plc until her retirement in 2004 and was a director of Partnerships UK plc until 2005 and British Standards Group until 2006. She was also a member of the Council of Lloyds of London until 2007. Ms. Hanratty is a Commander of the Royal Victorian Order and was awarded the Order of the British Empire.

Ms. Hanratty’s qualifications to sit on our Board include her years of experience in international finance and the (re)insurance industries including her previous experience as an executive for a major public company and her legal and governance background.

Costas Miranthis, President and Chief Executive Officer

		Current Directorships None Committees Risk & Finance	Former Directorships (previous 5 years) None

Age: Nationality: Director Since:	49 British February 2011

Mr. Miranthis joined PartnerRe in 2002 as Chief Actuary with responsibility for PartnerRe’s Actuarial and IT functions. Mr. Miranthis became a member of PartnerRe’s Executive Committee in 2007 when he was appointed Deputy Chief Executive Officer, PartnerRe Global. Mr. Miranthis was appointed as Chief Executive Officer, PartnerRe Global and Partner Reinsurance Europe Limited in July 2008. In May 2010, Mr. Miranthis was appointed as President and Chief Operating Officer of PartnerRe. Mr. Miranthis became PartnerRe’s Chief Executive Officer in January 2011. Prior to joining PartnerRe, Mr. Miranthis was with Tillinghast Towers Perrin in London, U.K. and was a member of Tillinghast Worldwide Non-Life Management Committee. Mr. Miranthis is a Fellow of the Institute of Actuaries and a Member of the American Academy of Actuaries.

Mr. Miranthis’ qualifications to sit on our Board include his experience in the (re)insurance industries, serving in various executive roles at PartnerRe, and being the current President and Chief Executive Officer.

Rémy Sautter

		Current Directorships Métropole Télévision (M6) SA Pages Jaunes SA RTL Radio France Technicolor Multimedia PLC Committees Nominating & Governance Risk & Finance	Former Directorships (previous 5 years) Channel 5, UK (2010) Taylor Nelson Sofres plc (2008)

Age: Nationality: Director Since:	67 French November 2001

Mr. Sautter is Chairman of the supervisory board of RTL Radio France, non-executive chairman of the Board of Technicolor Multimedia PLC and Operating Partner of Duke Street Capital. Mr. Sautter was Chief Executive Officer of CLT-UFA (today RTL Group) from 1996 to 2000.

Mr. Sautter’s qualifications to sit on our Board include his years of experience as an executive and board member in major European companies.

Egbert Willam

		Current Directorships CICSA Reaseguros S.A. Humanitas AG BDB Insurance S.A. Insurance Brokers Investments Ltd. Committees Audit Nominating & Governance	Former Directorships (previous 5 years) Rhein-Main Wohnungsbau Ltd. (2009)

Age: Nationality: Director Since:	64 German June 2012

Dr. Willam is the founder and Chairman of KEN Investments K.K., a private equity firm operating in Japan. Dr. Willam held a senior position in Munich Re and was a member of the executive board of Cologne Re where he led the transition of the group into General Cologne Re now known as Gen Re.

Dr. Willam’s qualifications to sit on our board include his years in the (re)insurance industry as well as his broad international experience in the financial services industry.

Class I Directors (terms expiring at the 2015 Annual General Meeting)

Jan H. Holsboer

		Current Directorships ING Group N.V. TD Bank N.V. YAFA S.p.A Yam Invest N.V. Stichting Imtech Committees Audit

Former Directorships (previous 5 years)

Atradius N.V/Atradius Credit Insurance N.V. (2012)

Stichting Vie d’Or (2012)

Stichting Corporate Express (2012)

Delta Lloyd Group N.V. (2011)

Onderlinge’s Gravenhage/Neerlandia van 1880 (2008)

Age:	66	Compensation & Management Development
Nationality:	Dutch
Director Since:	May 2000

Mr. Holsboer was the Chief Executive Officer of Netherlands Reinsurance Group N.V. until 1989 and was an Executive Director with ING N.V. until 1999 and with Univar N.V. until 2007. He also served as President of the Geneva Association from 1993 to 1999 of which he is now an honorary member/President. Mr. Holsboer retired as Chairman of Vereniging Pro Senectute (elderly care) in 2012. Mr. Holsboer is Chairman of Panorama Mesdag (museum).

		Mr. Holsboer’s qualifications to sit on our Board include his years of experience in the international financial and (re)insurance industries.

Roberto Mendoza

		Current Directorships Western Union, Inc. Manpower Group Atlas Advisors LLC Rocco Forte & Family Limited Committees Compensation & Management Development Risk & Finance	Former Directorships (previous 5 years) PARIS RE Holdings Limited (2009) Trinsum Group Inc[1] (2008)
Age: Nationality: Director Since:	67 American October 2009

Mr. Mendoza is a Senior Managing Director of Atlas Advisors LLC. Mr. Mendoza was Vice Chairman of the Board of J.P. Morgan & Co from 1990 to 2000 and Managing Director of Goldman Sachs Services Ltd from 2000 to 2001. Mr. Mendoza was Chairman of XL Capital Ltd. until 1993 and a Non-Executive Director of ACE Ltd. from 1999 to 2003. He was also Chairman and a Non-Executive Director of Egg plc until 2006, Non-Executive Director of Prudential plc and Chairman of Integrated Finance Ltd. until 2007. Mr. Mendoza was also a partner in Deming Mendoza & Co. from 2009 to 2010.

Mr. Mendoza’s qualifications to sit on our Board include his years of experience in the international financial and (re)insurance industries as well as his previous experience as a director on the boards of U.S. listed companies including (re)insurance companies.

[1]    Trinsum Group Inc had an involuntary petition for liquidation under Chapter 7 of the U.S. Bankruptcy Code filed against it in July 2008; subsequently it filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in January 2009.

Kevin M. Twomey

		Current Directorships Acxiom Corporation Prime Property Fund LLC The Club at Las Campanas Committees Risk & Finance–Chairman Nominating & Governance	Former Directorships (previous 5 years) Doral Financial Corporation (2009)

Age: Nationality: Director Since:	66 American May 2003

Mr. Twomey was President and Chief Operating Officer of The St. Joe Company until his retirement in 2006. Mr. Twomey was Vice-Chairman of the Board of Directors and Chief Financial Officer of H.F. Ahmanson & Company and its principal subsidiary, Home Savings of America until 1998. He was also a Director of Intergraph Corporation until 2006 and Novelis Inc. until 2007. Mr. Twomey was on the Board of Trustees of the University of North Florida and the University of North Florida Funding Corporation until 2011 and was on the Board of Trustees of United Way Northeast Florida until 2010.

Mr. Twomey’s qualifications to sit on our Board include his years of executive experience in the international financial industry as well as his previous experience as a director on the boards of U.S. listed companies.

David Zwiener

		Current Directorships None Committees Audit–Chairman	Former Directorships (previous 5 years) CNO Financial Group (2011)
Compensation & Management Development

Age: Nationality: Director Since:	58 American July 2009

Mr. Zwiener is a Principal in Dowling Capital Partners. Mr. Zwiener was President and Chief Operating Officer of the property and casualty operations at Hartford Financial Services Group Inc. from 1997 to 2007, Managing Director and Co-Head of the financial institutions group of the Carlyle Group from 2007 to 2008 and Chief Financial Officer of Wachovia Corporation in 2009.

Mr. Zwiener’s qualifications to sit on our Board include his years of experience in the international financial and (re)insurance industries including a leading insurance group. Mr. Zwiener’s experience qualifies him as an “audit committee financial expert”.

RETIRING DIRECTORS

Messrs. Baumgartner and Rollwagen, whose biographies are detailed below, are Class II directors. As they will both reach the mandatory retirement age of 73 (for further details please refer to “Mandatory Retirement Age” in the Corporate Governance section on page 24) they will retire as members of the Board when their terms expire at the conclusion of the 2013 Annual General Meeting.

Vito H. Baumgartner

		Current Directorships None	Former Directorships (previous 5 years) Northern Trust Global Services Ltd. (UK) (2012) AB SKF Inc. (2009)

Committees Compensation & Management Development–Chairman Risk & Finance
Age: Nationality: Director Since:	72 Swiss November 2003	Mr. Baumgartner was a Group President and Executive Officer of Caterpillar Inc. from 2000 to 2004.

John A. Rollwagen

		Current Directorships Algos Corp	Former Directorships (previous 5 years) SiCortex Inc. (2009) Cassatt Corp (2009)
Committees Compensation & Management Development Risk & Finance

Age: Nationality: Director Since:	72 American May 2001	Mr. Rollwagen was Chairman and Chief Executive Officer of Cray Research, Inc. until his retirement in 1993 and a principal of Quatris Fund from 2000 to 2005. Mr. Rollwagen was Chairman of PartnerRe’s Board for eight years.

DIRECTOR COMPENSATION

The directors’ compensation guidelines align the interests of directors and shareholders by promoting share ownership while maintaining competitive compensation levels. Compensation for PartnerRe directors reflects both the significant amount of time and the specialized skills required for the directors to fulfill their duties.

The total compensation package for director service consists of cash, share options and restricted share units (“RSUs”).

The following table outlines how director compensation was allocated among these three components in 2012:

Component	Director Annual Amount ($)	Board Chairman Annual Amount ($)
Cash	50,000	180,000
Share options	80,000	100,000
RSUs	100,000	120,000
Dividend equivalents, paid on RSUs	Per actual dividend rate declared by the Board	Per actual dividend rate declared by the Board

With the exception of the spousal program (described below under “Executive Director’s Fees and Directors’ Expenses”), no perquisites are provided to the directors.

Equity Components (Share Options and RSUs)

Prior to May 16, 2012, share option awards were immediately vested options to purchase PartnerRe common shares. Effective May 16, 2012, share option awards have a three-year ratable vesting schedule. Share option awards are granted each year on June 15 or the nearest business day thereafter. The number of share options granted is determined by dividing the applicable annual U.S. dollar amount by the fair value per share option determined by the Black-Scholes valuation model as of the grant date.

RSUs are awarded on an annual basis and have a five-year cliff vest with no delivery restrictions. RSUs are granted each year on June 15 or the nearest business day thereafter. All unvested RSUs will be forfeited upon the director’s termination of service, except if the termination is due to a change in control of PartnerRe, death, permanent disability, mandatory retirement from the Board, voluntary termination due to the acceptance of a public service position that would either preclude continued Board service or make such continued service impractical or failure to be re-elected by shareholders to the Board (each regarded as a “permissible reason for departure”). In the event of a permissible reason for departure, RSUs will fully vest upon termination. Dividend equivalents relating to RSU awards are paid each year in one lump sum on June 15 or the nearest business day thereafter. Prior to grant, directors can elect to receive the settlement of their RSUs, at the time of vesting, 100% in shares or 60% in shares and 40% in cash.

All equity awards for the directors are granted under the Amended and Restated Non-Employee Directors Share Plan, effective May 16, 2012. Currently, this plan provides for the issuance of up to 1,200,000 PartnerRe common shares, and prescribes a maximum annual limit for awards pursuant to the plan. Any amendment or termination for which shareholder approval is required will not be effective until such approval has been obtained. Unless terminated earlier, the plan will expire on May 16, 2022.

Elective Equity Incentive

To further align director and shareholder interests, the compensation guidelines allow directors to elect each year to defer 50% or 100% of their cash compensation. To encourage increased share ownership, deferred cash compensation is paid out in RSUs with a PartnerRe match of 25% on the value of the deferred cash compensation. The PartnerRe match is in RSU awards, which have the same terms and conditions as the other RSU grants.

Board Ownership Guidelines

Each director is required to own a minimum number of PartnerRe common shares with an aggregate value equal to four times the director’s annual cash compensation entitlement. For these purposes, RSUs and shares held outright are included in each director’s holdings. Other than Egbert Willam who was appointed in 2012, all of the directors meet the ownership guidelines. Directors who do not meet the ownership guidelines are required to receive at least 50% of their cash compensation in the form of RSUs until the ownership guidelines are met. As with the elective equity incentive, mandatory deferrals receive a PartnerRe match of 25%. The PartnerRe match is paid out in RSU awards, which have the same terms and conditions as the other RSU grants.

Executive Director’s Fees and Directors’ Expenses

Mr. Miranthis is not paid any fees or additional compensation for services as a director or as a member of the Risk & Finance Committee. All directors, including Mr. Miranthis, are reimbursed for travel and other related expenses personally incurred while attending Board or committee meetings. All directors, including Mr. Miranthis, are reimbursed for attending education sessions that will help them fulfill their obligations as directors or committee members. Every other year, the partners/spouses of the directors and executive officers are invited to participate in an optional spousal program at the time of a Board meeting. Such a program took place in 2012 during the August Board meeting in Rome. The total cost of the program was $27,315 (see the “All Other Compensation” table on page 16 for details on the non executive directors related costs). Other than the spousal program, we do not provide perquisites to our directors in lieu of compensation or otherwise.

Director Compensation Table

The table below summarizes the compensation paid to non-executive directors for the fiscal year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)*	Total ($)
Jean-Paul L. Montupet, Chairman(3)	180,000	120,000	100,000	15,802	415,802
Vito H. Baumgartner(4)	0	162,500	80,000	22,688	265,188
Judith Hanratty(5)	50,000	100,000	80,000	14,671	244,671
Jan H. Holsboer(6)	0	162,500	80,000	22,554	265,054
Roberto Mendoza(7)	50,000	100,000	80,000	8,577	238,577
John A. Rollwagen(8)	50,000	100,000	80,000	25,680	255,680
Rémy Sautter(9)	50,000	100,000	80,000	15,909	245,909
Lucio Stanca(10)	25,000	131,250	80,000	19,640	255,890
Kevin M. Twomey(11)	50,000	100,000	80,000	15,595	245,595
Egbert Willam (12)	14,583	76,563	46,667	3,364	141,177
Jürgen Zech(13)	22,917	0	0	7,110	30,027
David Zwiener(14)	50,000	100,000	80,000	9,949	239,949

*	Details noted in the “All Other Compensation” table.

In accordance with the SEC proxy disclosure rules, Stock Awards (1) and Option Awards (2) in the above table reflect the amount of RSUs and share options granted during the fiscal year by using the aggregate grant date fair value of awards, determined in accordance with U.S. GAAP. For details of the assumptions and methodologies used to value the stock and option awards, please see Note 15 “Share-Based Compensation” to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2012.

(1)	The grant date fair market value for RSU awards granted in 2012 was $71.12 which was the closing price of PartnerRe common shares on June 15, 2012. The directors received the following awards:

June 15, 2012
Jean-Paul L. Montupet	1,688
Vito. H. Baumgartner	2,285
Judith Hanratty	1,407
Jan H. Holsboer	2,285
Roberto Mendoza	1,407
John A. Rollwagen	1,407
Rémy Sautter	1,407
Lucio Stanca	1,846
Kevin M. Twomey	1,407
Egbert Willam	1,077
Jürgen Zech	0
David Zwiener	1,407

(2)	The grant date fair market value for the option awards granted on June 15, 2012 was $71.12 and the Black-Scholes value was $7.90.
(3)	Mr. Montupet did not defer any cash compensation for 2012. At December 31, 2012, he held 56,939 exercisable options, 12,659 unvested options, 1,117 vested but undelivered RSUs and 4,575 unvested RSUs.
(4)	Mr. Baumgartner elected to defer 100% of his cash compensation for 2012. At December 31, 2012, he held 66,504 exercisable options, 10,127 unvested options, 1,987 vested but undelivered RSUs and 6,272 unvested RSUs.
(5)	Ms. Hanratty did not defer any cash compensation for 2012. At December 31, 2012, she held 25,814 exercisable options, 10,127 unvested options, 1,551 vested but undelivered RSUs and 4,162 unvested RSUs.
(6)	Mr. Holsboer elected to defer 100% of his cash compensation for 2012. At December 31, 2012, he held 68,379 exercisable options, 10,127 unvested options, 1,987 vested but undelivered RSUs and 6,272 unvested RSUs.
(7)	Mr. Mendoza did not defer any cash compensation for 2012. At December 31, 2012, he held 16,487 exercisable options, 10,127 unvested options and 4,162 unvested RSUs.
(8)	Mr. Rollwagen did not defer any cash compensation for 2012. At December 31, 2012, 38,716 exercisable options, 10,127 unvested options, 4,527 vested but undelivered RSUs and 3,888 unvested RSUs were held in his family’s irrevocable trust account.
(9)	Mr. Sautter did not defer any cash compensation for 2012. At December 31, 2012, he held 34,392 exercisable options, 10,127 unvested options, 1,551 vested but undelivered RSUs and 3,843 unvested RSUs.
(10)	Mr. Stanca elected to defer 50% of his cash compensation for 2012. At December 31, 2012, he held 30,141 exercisable options, 10,127 unvested options, 1,551 vested but undelivered RSUs and 5,513 unvested RSUs.
(11)	Mr. Twomey did not defer any cash compensation for 2012. At December 31, 2012, he held 48,438 exercisable options, 10,127 unvested options, 1,117 vested but undelivered RSUs and 3,843 unvested RSUs.
(12)	Dr. Willam elected to defer 50% of his cash compensation for 2012. At December 31, 2012, he held 5,908 unvested options and 1,077 unvested RSUs.
(13)	Dr. Zech did not defer any cash compensation for 2012. At December 31, 2012, he held 64,263 exercisable options.
(14)	Mr. Zwiener did not defer any cash compensation for 2012. At December 31, 2012, he held 18,938 exercisable options, 10,127 unvested options and 3,843 unvested RSUs.

*  All Other Compensation includes the following:

Name	Spousal Program ($)	Dividend Equivalents Paid ($)	Total ($)
Jean-Paul L. Montupet	2,163	13,639	15,802
Vito H. Baumgartner	2,163	20,525	22,688
Judith Hanratty	0	14,671	14,671
Jan H. Holsboer	2,029	20,525	22,554
Roberto Mendoza	0	8,577	8,577
John A. Rollwagen	0	25,680	25,680
Rémy Sautter	2,029	13,880	15,909
Lucio Stanca	2,163	17,477	19,640
Kevin M. Twomey	2,163	13,432	15,595
Egbert Willam	2,029	1,335	3,364
Jürgen Zech	134	6,976	7,110
David Zwiener	2,163	7,786	9,949

CORPORATE GOVERNANCE

Corporate Governance Framework

The Board considers that good corporate governance is critical to achieving business success and aligning the interests of management and shareholders. PartnerRe believes that it has established a comprehensive corporate governance framework, key components of which are set forth in the following documents:

•	Our Bye-Laws;

•	Our Corporate Governance Principles and Application Guidelines (which defines how the Board operates and reflects PartnerRe’s global business practices);

•	Our Code of Business Conduct and Ethics;

•	Our Audit Committee Charter;

•	Our Compensation & Management Development Committee Charter;

•	Our Nominating & Governance Committee Charter; and

•	Our Risk & Finance Committee Charter.

Code of Business Conduct and Ethics

The Board has adopted the Code of Business Conduct and Ethics, which applies to all directors, officers and employees. Any specific waiver of its provisions requires the approval of the Board or a Committee of the Board, and any such waiver must be disclosed to shareholders promptly. There were no waivers of the Code of Business Conduct and Ethics in 2012. Any reported violation to the Code of Business Conduct and Ethics will be investigated and may result in disciplinary action, as appropriate.

Directors Independence and Certain Relationships and Related Transactions

Directors Independence Determination

Pursuant to our Corporate Governance Principles and Application Guidelines, a majority of our directors must be independent. The Nominating & Governance Committee has determined that all directors are independent with the exception of Mr. Miranthis who is an executive of PartnerRe. In making its determination, the Nominating & Governance Committee considered the New York Stock Exchange listing standards for independence and reviewed a comprehensive list of board memberships and charitable associations for each director. The Nominating & Governance Committee also considered certain other arrangements described in Note 19 “Agreements with Related Parties” of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2012, which addresses business relationships with other companies in which a director of PartnerRe is a board member and determined that no director other than Mr. Miranthis, as an executive of PartnerRe, had a direct or indirect material relationship with PartnerRe. In addition, there are no interlocking directorships and none of our independent directors, nor any of their immediate family members received any consulting, advisory, legal, or other non-director fees from PartnerRe. If any such relationship were to arise, all relevant material fees would be disclosed and the Nominating & Governance Committee would make a new determination as to independence.

In the normal course of our operations, PartnerRe may purchase or hold securities of companies for which some of our directors also serve as members of the board or non-executive directors. All transactions entered into as part of the investment portfolio are completed on market terms.

Certain Relationships and Related Transactions

The Board has adopted a written Related Person Transaction Policy to codify the practice of identifying, approving and reporting related-person transactions. The Nominating & Governance Committee is responsible for applying and enforcing this policy. Annually, each of our directors and executive officers completes a questionnaire identifying his or her board relationships outside of PartnerRe. The results of the questionnaire are used to compile a list of parties which is subsequently distributed to all relevant business unit heads and support staff personnel. PartnerRe then identifies and quantifies any transaction that may have been consummated with any party on the list. In addition, the questionnaire solicits information about whether the director or executive officer or any member of his or her immediate family has a direct or indirect material interest in any transaction involving PartnerRe. The Nominating & Governance Committee determines whether the transaction should be stopped or reported in the proxy statement (or both), or whether the transaction may continue without disclosure in the proxy statement because it falls within permitted exceptions (such as transactions in the ordinary course of business not exceeding $120,000, transactions in which the director’s or executive officer’s or any member of his or her immediate family’s interest derives solely from his or her (i) service as a director of or (ii) ownership of less than 10% of the equity interest in another corporation or organization that is a party to the transaction, director or executive officer compensation arrangement already approved by the Compensation Committee).

For 2012, the Nominating & Governance Committee determined that there were no transactions involving our directors, executive officers or any of their immediate family members as well as the entities named in the “Other Beneficial Owners” section in the table on page 25 that needed to be reported in this Proxy Statement.

Board Leadership Structure

Since its inception in 1993 PartnerRe has always separated the role of the Chief Executive Officer from that of the Chairman of the Board. The role of Chairman is filled by an independent, non-executive director and as a result, we have not appointed a lead director. The separation of these two roles is an important component of our corporate governance structure. The Chairman provides leadership to the Board, presides at the Board meetings which are scheduled at least four times a year and calls additional meetings of the directors as he deems appropriate. The Chairman advises the Nominating & Governance Committee on the selection of committee chairmen, leads the performance evaluation of the Chief Executive Officer, advises on and determines, with the input from the Chief Executive Officer and the Board, the agenda for Board meetings. With input from the Chief Executive Officer, the Chairman determines the nature and extent of information that should be provided to the Board in advance of Board meetings, acts as a liaison between shareholders and the Board where appropriate and performs such other functions as the Board may direct. The Chairman also presides at all executive sessions of the Board which are held each time a physical Board meeting occurs.

Meetings and Committees of the Board

The Board held four meetings in 2012. Each director attended at least 75% of the meetings held by the Board and by the committees on which he or she serves. PartnerRe does not have a policy with regard to directors’ attendance at annual general meetings of shareholders but directors are encouraged to attend. All of the directors attended the 2012 Annual General Meeting.

The Board has established four standing committees: the Audit Committee, the Compensation & Management Development Committee (the “Compensation Committee”), the Nominating & Governance Committee and the Risk & Finance Committee. Members of the Audit, Compensation and Nominating & Governance Committees are independent in accordance with the definition of the New York Stock Exchange rules. The committee memberships are as follows:

Director	Audit	Compensation & Management Development	Nominating & Governance	Risk & Finance
Jean-Paul L. Montupet			CHAIR	—
Vito H. Baumgartner		CHAIR		—
Judith Hanratty	—		—
Jan H. Holsboer	—	—
Roberto Mendoza		—		—
Costas Miranthis*				—
John A. Rollwagen		—		—
Rémy Sautter			—	—
Lucio Stanca	—		—
Kevin M. Twomey			—	CHAIR
Egbert Willam	—		—
David Zwiener	CHAIR	—
Number of Meetings	9	4	5	4

*	Non-Independent Director

Each committee has a charter that, among other things, reflects current best practices in corporate governance. Below is a brief description of the role of each committee:

Audit Committee

Pursuant to its charter, the Audit Committee’s primary responsibilities are to assist Board oversight of:

•	the integrity of PartnerRe’s financial statements;

•	PartnerRe’s compliance with legal and regulatory requirements, including the receipt of reports arising in respect of the Code of Business Conduct and Ethics;

•	the independent auditor’s qualifications and independence; and

•	the performance of PartnerRe’s internal audit function and independent auditors.

The Audit Committee regularly meets with management, the Chief Audit Officer and our independent registered public accounting firm to review matters relating to the quality of financial reporting and internal accounting controls, including the nature, extent and results of their audits. In addition, the Audit Committee discusses PartnerRe’s policies with respect to risk assessment and risk management processes.

Mr. Zwiener was appointed as Chairman of the Audit Committee effective May 16, 2012, in replacement of Mr. Twomey. Mr. Zwiener meets the definition of an “audit committee financial expert” as adopted by the SEC, and he has agreed to be designated as such. Mr. Zwiener does not serve on the audit committee of any other public company. Further information about Mr. Zwiener can be found on page 11.

The other members of the Audit Committee meet the financial literacy requirements of the New York Stock Exchange. They each have a broad range of experience in senior executive positions in their respective industries. The Board has determined that each member of the Audit Committee has appropriate accounting and financial management expertise. Further details relating to the experience of the Audit Committee members can be found in their respective biographies on pages 7-12

The following report was approved at a meeting of the Audit Committee on February 28, 2013.

Audit Committee Report

The Audit Committee has discussed with the independent registered public accounting firm, Deloitte & Touche Ltd. (“Deloitte”), the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards Vol.1.AU section 380) (Communication with Audit Committees) and Regulation S-X Rule 2-07.

The Audit Committee and Deloitte have discussed Deloitte’s independence and whether Deloitte can provide non-audit related services and maintain independence from management and PartnerRe. The Audit Committee has received from Deloitte the written disclosures and the letter required by PCAOB Rule 3526 (Communication with Audit Committees, Concerning Independence) including written materials addressing Deloitte’s internal quality control procedures.

During fiscal year 2012, the Audit Committee had nine meetings, including informational calls, to discuss (among other things) PartnerRe’s quarterly results. The meetings were conducted to encourage communication among the members of the Audit Committee, management, the internal auditors and Deloitte. The Audit Committee also discussed with Deloitte the overall scope and plans for Deloitte’s audits and the results of such audits. The Audit Committee met with representatives from Deloitte, both with and without management present.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2012 with management and with Deloitte. Based on the above-mentioned reviews and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in PartnerRe’s Annual Report on Form 10-K for the year ended December 31, 2012.

Audit Committee

David Zwiener, Chairman

Judith Hanratty

Jan H. Holsboer

Lucio Stanca

Egbert Willam

Compensation Committee

Pursuant to its charter, the Compensation Committee has been established mainly to discharge the Board’s responsibilities relating to the Company’s compensation and benefits policies for its Chief Executive Officer and all other executive officers and to oversee plans for management development and succession.

The Compensation Committee can delegate authority to its chairman or a sub-committee as it deems appropriate or as necessary to carry out responsibilities of the Compensation Committee.

Compensation of Executive Officers and Directors: Roles and Responsibilities

The Compensation Committee is responsible for the review and final approval of the compensation elements for each executive officer including the Chief Executive Officer.

In so reviewing and approving executive officers’ compensation, the Compensation Committee:

•

in consultation with the Board in executive session, establishes and approves goals and objectives relevant to the compensation of the Chief Executive Officer and evaluates the performance of the Chief Executive Officer in light of such established goals and objectives; and

•

in consultation with the Chief Executive Officer, establishes and approves goals and objectives relevant to the compensation of all other executive officers and evaluates their performance in light of such established goals and objectives.

For more information on the responsibilities and activities of the Compensation Committee, including the Committee’s processes for determining Named Executive Officers’ compensation, see our “Compensation and Discussion Analysis” section on pages 29-41.

The Compensation Committee is not involved in the consideration and determination of the directors’ compensation.

Compensation Committee Consulting Services

The Compensation Committee has the authority to hire, manage and terminate external compensation consulting services.

The Chairman of the Compensation Committee requests information, analysis and proposals from time to time from Frederic W. Cook & Co., Inc. As discussed below, examples of the services provided include reviewing executive retention plans, proposing alternative approaches in the design of long-term incentive plans, suggesting the composition of our competitive peer group and performing competitive pay analyses based on the peer group.

Separate to the consultants used by the Compensation Committee, management obtains consulting services from other compensation consultants on an as-needed basis throughout the year. Fees for these consulting services are set on a project-by-project basis. An annual retainer is not paid to any executive compensation consulting firm.

Compensation Consultant

Frederic W. Cook & Co., Inc., an external consulting firm, provides information and guidance to the Compensation Committee as requested. Each year at the Compensation Committee’s November meeting, a report is presented suggesting which companies constitute an appropriate competitive peer group. Further details about the peer group can be found under “Competitive Peer Group and Pay Analysis,” on page 30. Based on the approved competitive peer group, the consultant prepares a competitive analysis of total compensation for our executive officers against compensation for comparable executives at each peer group company. This analysis is presented to the Compensation Committee at its February meeting. The Compensation Committee makes a determination with respect to the compensation of the Chief Executive Officer based on peer group analysis. In 2012, Frederic W. Cook & Co., Inc. conducted an analysis of PartnerRe’s executive compensation programs and provided advice to the Compensation Committee as needed on items such as ISS corporate governance guidelines. The Compensation Committee has direct access to all external advisors without management involvement.

Frederic W. Cook & Co., Inc. has not provided any services or received any payment from PartnerRe in an amount in excess of $120,000 during the year ended December 31, 2012 and did not perform consulting work for the management team. The following factors set forth in the SEC rules regarding compensation advisor independence were reviewed in order to determine if any conflict of interest issues were raised by the use of the consulting firm:

•	Whether the compensation consulting company employing the compensation advisor is providing any other services to PartnerRe.

•	How much the compensation consulting company who employs the compensation advisor has received in fees from PartnerRe, as a percentage of that person’s total revenue.

•	What policies and procedures have been adopted by the compensation consulting company employing the compensation advisor to prevent conflicts of interest.

•	Whether the compensation advisor has any business or personal relationship with a member of the compensation committee.

•	Whether the compensation advisor owns any stock of PartnerRe.

•	Whether the compensation advisor or the person employing the advisor has any business or personal relationship with an executive officer of PartnerRe.

Based on consideration of these and any other relevant factors, the Compensation Committee concluded there was no conflict of interest between PartnerRe and any compensation advisor.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee in 2012 was an officer or employee of PartnerRe or any of its subsidiaries. There are no Compensation Committee interlocks.

Nominating & Governance Committee

Under the terms of its charter, the Nominating & Governance Committee is responsible for overseeing all aspects of corporate and board governance. The Nominating & Governance Committee identifies individuals qualified to become directors, often with the assistance of a third-party search firm, and recommends appropriate nominees to the Board. In addition, the Nominating & Governance Committee recommends directors for committee membership, prescribes committee structure, evaluates Board and committee performance, oversees and sets director compensation, develops and recommends to the Board the Corporate Governance Principles and Application Guidelines and oversees compliance with such guidelines. The Nominating & Governance Committee Chairman oversees individual assessments of those directors who are standing for re-election.

The Nominating & Governance Committee may, at its discretion, consider director candidates suggested by shareholders.

The Nominating & Governance Committee identifies, reviews, assesses and recommends candidates to fill vacancies on the Board that occur for any reason. The Nominating & Governance Committee does not have a formal diversity policy; however, it has established and rigorously follows criteria when evaluating the candidacy of any individual for membership to the Board and any committee. Members of the Nominating & Governance Committee review prospective candidates’ qualifications and geographic location; determine whether prospective candidates are independent and regularly consider whether the composition of the Board and its committees is diverse and appropriate in light of the current business challenges and needs. In particular, the Nominating & Governance Committee considers each director’s individual skills, judgment, age, background and experience. The Nominating & Governance Committee may engage external consultants to assist with director searches and has secured the services of Spencer Stuart to assist in identifying candidates to fill the vacancies which will be created by the retirement of Messrs. Baumgartner and Rollwagen in May 2013.

Risk & Finance Committee

Under the terms of its charter, the Risk & Finance Committee oversees PartnerRe’s risk management framework policies and practices as well as its capital management policies and processes. The Risk & Finance Committee has oversight responsibility for PartnerRe policies and activities mainly related to:

•	overall management of PartnerRe’s risks pursuant to the business strategy and risk guidelines established by the Board; and

•	capital management including issuance, retirement and internal capital movements.

The Board’s Role in Risk Oversight

As a reinsurance company PartnerRe must assume risk in order to achieve its strategic objectives and return targets; however, it is necessary that risk be assumed within an integrated management framework in accordance with an established risk appetite. The Board sets both the risk appetite and return goals by considering the following:

•	establishment of a minimum capital level expressed as a fixed percentile of a modeled financial loss exceedance curve plus a margin;

•

setting loss tolerances expressed as a percentage of the minimum capital level for the eight largest risks that PartnerRe assumes, which are considered to be natural catastrophe risk, casualty reserving risk, equity and equity-like investment risk, longevity risk, pandemic risk, standard fixed income credit risk, trade credit risk and agriculture risk; and

•	approving key risk management principles and policies utilized by PartnerRe to drive individual decision making throughout the organization.

In addition the Board also:

•	allocates responsibilities for risk oversight among the Board and its committees;

•	facilitates open communication between management and directors about the risks which PartnerRe assumes; and

•	fosters an appropriate culture of integrity and risk awareness.

While the Board oversees risk management, it is the responsibility of management to manage risk. PartnerRe has robust internal policies and procedures as well as a strong internal control environment to identify and manage risks which ensures communication with the Board and its committees. PartnerRe’s integrated risk management framework includes policies and procedures, an enterprise risk management committee chaired by the Chief Executive Officer, regular internal management disclosure committee meetings, a comprehensive internal and external audit process and the Code of Business Conduct and Ethics. At least annually, the Board and the Audit Committee monitor the effectiveness of the internal controls and the Board and the Risk & Finance Committee oversee the risk management framework. Management communicates routinely with the Board and its committees on the significant risks identified and how they are being managed and mitigated. Much of the work is delegated to Board committees, which meet regularly and report back to the Board.

For instance:

•

The Risk & Finance Committee approves and monitors limits for the key risks listed above. PartnerRe assumes and oversees risks relating to reserving, underwriting limits, investments, currency risk and hedging programs, mergers and acquisitions, and capital projects.

•

The Audit Committee oversees and focuses on risks related to PartnerRe’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal audit function and PartnerRe’s ethics programs, including the Code of Business Conduct and Ethics. The Audit Committee members meet separately with PartnerRe’s Chief Audit Officer and representatives of the independent auditing firm.

•

The Compensation Committee evaluates the risks and rewards associated with PartnerRe’s compensation philosophy and programs. As discussed in more detail in the “Compensation Discussion and Analysis” section on pages 29-41, the Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the positive incentives of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

Significant Board Practices

Executive Sessions

Following every physical Board meeting in 2012, the Chief Executive Officer recused himself from the meeting to allow the Board to meet in executive sessions. The independent directors are at liberty to raise whatever issues they wish during these sessions. The Chairman presides over the executive sessions.

Advance Materials

Information and data important to the directors’ understanding of the business or matters to be considered at a Board or committee meeting are, to the extent practical, distributed sufficiently in advance of the meeting to allow careful review. The Chairman, in conjunction with the Chief Executive Officer, establishes on an annual basis an agenda of topics for consideration and review by the Board during the following year. This annual schedule of topics is then provided to the full Board for review and comment and is adjusted, as appropriate, during the year. In addition, the Chairman and each committee sets a quarterly agenda in advance of all Board and committee meetings.

Access to Management

Directors have full and unrestricted access to management. In addition, key members of management attend Board meetings to present information about the results, plans and operations of the business within their areas of responsibility.

Access to Outside Advisers

The Board and its committees may retain external counsel or consultants on their own initiative. For example, the Audit Committee has the authority to retain and terminate the independent auditor, the Nominating & Governance Committee may retain search firms to help identify director candidates, and the Compensation Committee may retain and terminate the services of compensation consultants for advice on executive compensation matters.

Mandatory Retirement Age

The current mandatory retirement age for directors, as determined by the Board, is 73. A director must resign from the Company in May of the year that he or she turns 73, unless the Board waives the mandatory retirement age for a specific director in exceptional circumstances. Such waiver must be renewed annually and disclosed in the Proxy Statement filed by the Company.

As described on page 12, Messrs. Baumgartner and Rollwagen will retire from their position as directors of the Board when their current terms expire at the conclusion of the 2013 Annual General Meeting as they will reach the mandatory retirement age and no waiver has been granted by the Board. In accordance with its charter, the Nominating & Governance Committee will recommend individuals to the Board to fill the vacancies created by Messrs. Baumgartner’s and Rollwagen’s retirement.

Communication with Directors

Any shareholder or other interested party who wishes to communicate with our directors may write to the Board at Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, marked for the attention of a particular director or the Secretary to the Board. The Secretary’s office opens all such correspondence and forwards it to the relevant director, except for items unrelated to the functions of the Board, including business solicitations or advertisements.

Anti-Hedging and Anti-Pledging Policy

Prohibition against hedging or pledging of PartnerRe common shares are embedded within our Trading Policy. This prohibits PartnerRe directors, officers and employees from (i) entering into hedging or monetization transactions related to PartnerRe common shares, including through the use of financial instruments, such as prepaid forwards, equity swaps, collars and exchange funds and (ii) holding PartnerRe common shares in a margin account or otherwise pledging PartnerRe common shares as collateral for a loan.

Insurance

The primary underwriter for PartnerRe’s director and officer insurance is Hartford Fire Insurance Company. The policy period runs from May 15, 2012 to May 15, 2013. The cost of this coverage for the one-year period ending May 15, 2013, was $1,642,785.

OUR PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners, Management and Directors

The following table sets forth information as of the Record Date with respect to the beneficial ownership of outstanding common shares by (i) our Chief Executive Officer, our Chief Financial Officer, and each of the three remaining most highly compensated executive officers during the 2012 fiscal year (collectively, the “Named Executive Officers” or “NEOs”); (ii) each of our directors; (iii) all of our executive officers and directors as a group; and (iv) each person known by us to beneficially own 5% or more of the outstanding common shares. As defined by the SEC, a person is deemed to “beneficially own” shares if such person directly or indirectly (i) has or shares the power to vote or dispose of such shares, regardless of whether such person has any pecuniary interest in the shares; or (ii) has the right to acquire the power to vote or dispose of such shares within 60 days, including through the exercise of any option, warrant, or right. Pursuant to Rule 13d-4 under the Securities Exchange Act of 1934, as amended, the statements concerning voting and dispositive power concerning PartnerRe common shares included in the footnotes to this table shall not be construed as confirmation that such persons are the beneficial owners of such common shares.

As of the Record Date, the common shares owned by all directors and executive officers as a group constitute approximately 2.1% of the issued and outstanding common shares, net of treasury shares. The shares detailed in the table below are not necessarily owned by the entity named but may be owned by accounts over which it exercises discretionary investment authority.

Name of Beneficial Owner	Common Shares	Exercisable Options/SSARs	RSUs (1)	Amount of Beneficial Ownership		Percentage of Outstanding Common Shares
Costas Miranthis	32,948	243,808	0	276,756		*
William Babcock	3,298	40,088	0	43,386		*
Emmanuel Clarke	8,792	81,586	0	90,378		*
Marvin Pestcoe	14,738	80,618	0	95,356		*
Theodore C. Walker	7,207	183,674	0	190,881		*
Jean-Paul L. Montupet	9,309	41,714	2,545	53,568		*
Vito H. Baumgartner	10,203	66,504	3,810	80,517		*
Judith Hanratty	1,849	25,814	2,597	30,260		*
Jan H. Holsboer	17,639	68,379	3,810	89,828		*
Roberto Mendoza	2,194	16,487	1,407	20,088		*
John A. Rollwagen	13,116	38,716	3,474	55,306	(2)	*
Rémy Sautter	9,959	24,761	2,597	37,317		*
Lucio Stanca	6,610	30,141	3,036	39,787		*
Kevin M. Twomey	3,817	36,582	2,264	42,663		*
Egbert Willam	0	0	1,077	1,077		*
David Zwiener	5,587	18,938	1,407	25,932		*
All directors and executive officers (17 total)				1,231,971		2.1%
Other Beneficial Owners(3)
Hellman & Friedman LLC One Maritime Plaza, 12th Floor San Francisco, CA 94111	4,130,357	0	0	4,130,357	(4)	7.1%
BlackRock Inc. 40 East 52nd Street New York, NY 10022	3,210,519	0	0	3,210,519	(5)	5.5%

*	Denotes beneficial ownership of less than 1%.
(1)	Includes vested but undelivered RSUs but does not include unvested RSUs.
(2)	Except for the purpose of determining beneficial ownership under Section 13(d) of the Securities Exchange Act of 1934, as amended, Mr. Rollwagen disclaims beneficial ownership of 51,306 securities which are held in his family’s irrevocable trust account.
(3)	The information contained in Other Beneficial Owners is based solely on reports on Schedules 13D filed with the SEC; PartnerRe has not independently verified the data.
(4)	As of October 2, 2009, based on a joint report on Schedule 13D filed on October 13, 2009, Hellman & Friedman Investors V (Cayman), L.P Hellman & Friedman Capital Partners V (Cayman), L.P., Hellman & Friedman Capital Partners V (Cayman Parallel), L.P. and Hellman & Friedman Capital Associates V (Cayman), L.P. (collectively “Hellman”) were together deemed to be the beneficial owners of 4,130,357 common shares over which Hellman & Friedman Investors V (Cayman), Ltd. had been granted sole voting power. Hellman has not made a further filing and the ownership percentage is based on the assumption that Hellman continues to own the number of common shares reflected in the table above as of the Record Date.
(5)	As of December 31, 2012, based on a report on Schedule 13G filed on January 30, 2013, BlackRock Inc. beneficially owns and has sole dispositive power over 3,210,519 common shares. The ownership percentage is based on the assumption that BlackRock Inc. continues to own the number of common shares reflected in the table above as of the Record Date.

There are no arrangements, known to PartnerRe, including any pledge by any person of securities of PartnerRe, the operation of which may at a subsequent date result in a change in control of PartnerRe.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons that beneficially own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in beneficial ownership with the SEC. PartnerRe assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf.

Based solely on a review of the reports filed by individuals subject to Section 16(a) during 2012, no director or executive officer failed to file his or her required reports on a timely basis.

OUR EXECUTIVE OFFICERS

This section details the age, nationality, position, and business experience for each of our executive officers as of April 1, 2013. Mr. Miranthis is described in detail under the heading “Our Directors” on page 8.

William Babcock

	Age:	46	Position
	Nationality:	American	Executive Vice President and Chief Financial Officer
	Executive Officer Since:	October 2010

Mr. Babcock joined PartnerRe in 2008 as Group Finance Director. Effective October 1, 2010, Mr. Babcock was appointed as Executive Vice President and Chief Financial Officer of PartnerRe Ltd. Prior to joining PartnerRe, Mr. Babcock held the position of Chief Accounting Officer and Director of Financial Operations at Endurance Specialty Ltd.

Emmanuel Clarke

	Age:	43	Position
	Nationality:	French	Chief Executive Officer, PartnerRe Global
	Executive Officer Since:	September 2010

Mr. Clarke joined PartnerRe in 1997 and was appointed as Head of Credit & Surety PartnerRe Global in 2002 and Head of Property and Casualty, PartnerRe Global in 2006. In 2008 Mr. Clarke was appointed as Head of Specialty Lines, PartnerRe Global and Deputy Chief Executive Officer, PartnerRe Global. Effective September 1, 2010, Mr. Clarke was appointed as Chief Executive Officer of PartnerRe Global.

Laurie Desmet

	Age:	50	Position
	Nationality: Executive Officer Since:	American April 2013	Executive Vice President and Chief Operations Officer, Group

Ms. Desmet joined PartnerRe in 2004 as Chief Accounting Officer, Group and was appointed Chief Operations Officer of PartnerRe’s Global operations in 2010. Effective April 1, 2013, Ms. Desmet was appointed Executive Vice President and Chief Operations Officer, Group. Prior to joining PartnerRe, Ms. Desmet was employed by Converium as Chief Accounting Officer and by Ernst & Young as a Senior Manager.

Marvin Pestcoe

	Age:	52	Position
	Nationality: Executive Officer Since:	American October 2010	Chief Executive Officer, Life & Health, Investments Group

Mr. Pestcoe joined PartnerRe in 2001 to lead PartnerRe’s alternative risk operations and was appointed as Deputy Head of the Capital Markets Group and Head of Capital Assets in 2008. Effective October 1, 2010, Mr. Pestcoe was appointed as Chief Executive Officer, Capital Markets Group which is now known as Investments Group. Mr. Pestcoe also has executive responsibility for the Life and Health Business Units.

Theodore C. Walker

	Age:	52	Position
	Nationality:	American	Chief Executive Officer, PartnerRe North America
	Executive Officer Since:	January 2009

Mr. Walker joined PartnerRe in 2002 as Head of the worldwide catastrophe underwriting operations. In 2007, Mr. Walker assumed the role of Chief Underwriting Officer for PartnerRe North America. Effective January 1, 2009, Mr. Walker was appointed as Chief Executive Officer, PartnerRe North America.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Introduction

This Compensation Discussion and Analysis provides an overview of how our NEOs were compensated in 2012, as well as how this compensation furthers our established compensation philosophy and objectives.

PartnerRe’s Executive Total Compensation Programs are based on the Company-wide compensation philosophy to attract and retain top talent, link remuneration to value creation, incent positive behaviors, motivate employees and pay for performance while discouraging excessive risk-taking. Supporting this philosophy, PartnerRe uses a mix of compensation elements—base salary, annual cash incentives, long-term equity awards and benefits. PartnerRe provides a clear link between financial and non-financial performance and compensation to encourage employees to help PartnerRe achieve long-term financial goals.

In May 2012, our shareholders voted on executive compensation for the 2011 performance year. In this non-binding advisory say-on-pay vote, shareholders representing 95% of the common shares that voted were in favor of PartnerRe’s compensation philosophy and practices. PartnerRe will continue to focus on the philosophy which guides the compensation decisions that were so strongly supported by our shareholders, based on the results of the 2012 say-on-pay vote. If future voting results are unsatisfactory, the Compensation Committee intends to consider those future outcomes in making executive compensation decisions. In 2011, the Board determined that a non-binding advisory vote of shareholders on NEOs’ compensation will be included in the Company’s proxy materials every year until the next advisory vote of our shareholders on the frequency of such non-binding advisory vote on NEOs’ compensation, which will occur no later than during the 2017 Annual General Meeting of shareholders.

The Compensation Committee is charged with the corporate governance of executive compensation with respect to our NEOs. All members of the Compensation Committee are non-executive directors and are considered independent pursuant to the NYSE Rule 303A.05. The Compensation Committee is authorized to retain independent consultants to give advice on compensation matters. The role of the Compensation Committee and its approval process is described in further detail on pages 20-21.

Financial Results Summary

For 2012, PartnerRe’s primary financial metric, Adjusted Return On Equity (“AROE” as described under “Group Adjusted Return on Equity” on page 34), result was 15%. This performance exceeded the target of 10%-13% in a difficult economic and operating environment. In 2012, the Company was presented with challenges in terms of loss activity, trends in demand for products and generally a tough economic and investment environment. The Company’s diversified platform and performance culture allowed the Company to meet these challenges and be financially stronger as a group.

Changes to the Executive Total Compensation Programs

New Equity Program

The Compensation Committee undertook a comprehensive review of the long term incentive design in 2012 and approved a new Equity Program for all eligible employees (including the NEOs) on February 28, 2012.

The new program was implemented for the 2012 performance year and was designed to;

•	link pay to the long-term performance of the Company;

•	align key decision makers with shareholder interests;

•	link value creation with those who create it;

•	reflect market competitive awards and align with best practice; and

•	act as a powerful tool to attract, motivate and retain key employees.

The key features of the new Equity Program are that:

•	Eligible employees will have an annual equity target dollar value based on benchmarking with other companies in the peer group and market conditions.

•

At grant, the annual equity target dollar value may be adjusted based on Company performance in the preceding year. Company performance will be measured using the same scale as the annual cash incentive scale (see scale on page 34).

•

In addition to RSUs and SSARs, the Company will grant Performance Share Units (PSUs) that will have a three-year cliff vest; PSUs earned will be based on the three-year prospective performance results.

•	Prior to the start of the performance year, NEOs can customize their award and convert up to 25% of their PSU and RSU awards into Share-Settled Share Appreciation Rights (SSARs).

Change in Methodology for Setting the AROE Scale

For the 2012 performance year, the Compensation Committee moved from a fixed scale to a flexible scale which can be adjusted by the Compensation Committee to reflect the interest rate environment and market outlook. The scale is set annually by the Compensation Committee prior to the start of the performance year. The Compensation Committee will make an annual assessment which amongst other factors will include the following:

•

Reinsurance market conditions, including capitalization of the market, reinsurance capacity, reinsurance buying by primary insurers, competition in the market, level of ceding commissions and the loss environment.

•	Interest rate environment including risk-free rate and increasing or decreasing rates of interest.

The rationale for this change is that in hard markets the Company will target higher profitability thresholds, and vice versa in soft markets. The scale will be adjusted so that realistic and motivational goals are set in line with PartnerRe’s philosophy of linking performance to compensation.

Increased Weight on Financial Performance in Determining Annual Incentive

The Compensation Committee determined and placed greater emphasis on quantitative performance measures (i.e. Group AROE and Business Unit Financial Performance combined) in 2012 than in the previous year in recognition of the time NEOs have held their positions and that their decisions will have a greater impact on the 2012 financial results. The Compensation Committee increased the weight of financial performance of the NEOs from a range of 57.5% - 65% in 2011 to a range of 72.5% - 75% in 2012. This decreased the weight of qualitative objectives from a range of 35% - 42.5% in 2011 to a range of 25% - 27.5% thereby reaching the Compensation Committee target weighting of 25% - 30%. These changes underscore the Compensation Committee’s commitment to enhancing the link between financial performance and compensation.

Competitive Peer Group and Pay Analysis

The goal of the Compensation Committee is to ensure that the total compensation of the NEOs is competitive to the median of total compensation paid to executives of companies within the (re)insurance industry that compete with us for executive talent. The Compensation Committee achieves this by conducting a competitive peer group analysis and comparing both total compensation and each individual element of compensation to the peer group median.

The Compensation Committee considered and approved the composition of the competitive peer group based on input from its external consultant, Frederic W. Cook & Co. In recommending the competitive peer group, the following were considered: size (revenues, assets and market capitalization), corporate strategy, number of employees and business mix. Our 2012 competitive peer group (determined at the end of 2011) is comprised of: ACE Ltd.; Arch Capital Group Ltd.; Axis Capital Holdings Limited; Everest Re Group Ltd.; Munich Re; Reinsurance Group of America, Incorporated; RenaissanceRe Holdings Ltd; SCOR SA; Transatlantic Holdings Inc.; Validus Holdings; and XL Group plc. Validus Holdings was added to the peer group for 2012 as it has a similar business mix to PartnerRe and the addition of more companies to the peer group ensures that there is sufficient data for benchmarking our NEOs. Transatlantic Holdings Inc. was acquired in March 2012 and will be removed from the peer group for 2013.

In August 2012, the Compensation Committee reviewed an analysis prepared by Frederic W. Cook & Co. comparing compensation within the peer group. The Compensation Committee used this analysis when comparing compensation of the NEOs with that of executives with comparable responsibilities within the peer group.

Elements of Total Compensation

The three principal types of compensation paid to the NEOs (each of which is described in more detail below) are:

1.	Base Salary

2.	Annual Cash Incentive

3.	Annual Equity Awards

When analyzing the mix of compensation to be paid to the NEOs with respect to the performance year and setting amounts for each of these components, the Compensation Committee is guided by the philosophy outlined in the Executive Total Compensation Program. To allocate the three principal forms of compensation optimally, the Compensation Committee focuses on:

•	clearly linking pay to performance;

•

achieving a balance between fixed compensation (base salary) and variable compensation (annual cash incentive and equity awards). Variable compensation supports a pay-for-performance approach and links predetermined objectives, including Company performance, with variable compensation, but is also capped to ensure that NEOs are not inappropriately motivated to maximize their variable earnings;

•

ensuring that long-term incentive awards in the form of equity are designed to align the NEOs interests with shareholders’ interests by emphasizing long-term business performance and overall PartnerRe success;

•	promoting retention of NEOs by providing long-term incentives; and

•	providing flexibility in form and structure of compensation to meet individual goals and time horizons.

Balance of Fixed and Variable Compensation

For the 2012 performance year, on average 80% of total compensation (base salary, annual cash incentive and equity awards) for the NEOs was variable compensation (33% comprised of annual cash incentive and 47% comprised of equity awards with the balance of their total compensation, 20%, being base salary). The breakdown of the NEOs’ individual compensation mix is as follows:

(1)	Base salary at December 31, 2012.
(2)	Actual annual cash incentive award for the 2012 performance year, paid in March 2013.
(3)	Annual equity target dollar value for the 2012 performance year, granted on March 1, 2013.

Linking Pay for Performance

The Company’s financial results were above target and this was reflected in the above target payment of the annual cash incentive component of variable compensation to the NEOs for the 2012 performance year, demonstrating a strong link between pay and performance. Mr. Miranthis’ annual cash incentive was paid out at 156% of target, in part reflecting the Company’s strong financial performance in 2012. Long term incentives, which comprise the greatest proportion of total compensation, for all NEOs were paid at target based on the adjustment criteria described on page 37.

Base Salary

Base salary is the fixed component of the total compensation package and is intended to reflect the expertise, level of experience and scope of responsibilities. Base salary targets market median based on market competitive data (as noted in “Competitive Peer Group and Pay Analysis” on page 30) and is the base component of overall compensation. In line with company philosophy and as shown in the graph above, base salary is the smallest component of total compensation for the NEOs. Mr. Miranthis’ base salary has not changed since he was appointed to the role of Chief Executive Officer on January 1, 2011.

The base salary for each NEO is reviewed at the first Compensation Committee meeting of the calendar year and fixed as of April 1 of each year.

	Costas Miranthis	William Babcock	Emmanuel Clarke	Marvin Pestcoe	Theodore C. Walker
2012 Base Salary(1)	$1,000,000	$562,071	CHF619,956	$562,071	$590,121

(1)	Base salaries effective April 1, 2012.

Annual Cash Incentive

Annual cash incentive is an “at risk” performance based component of compensation. Annual cash incentive is designed to align NEO and shareholder interests through the attainment of predetermined metrics and objectives.

Pursuant to PartnerRe’s annual cash incentive program, each employee has a target annual cash incentive that is expressed as a percentage of base salary. The annual cash incentive payout ranges from 0% to 200% of the target, depending upon actual performance compared with predetermined performance metrics.

	Costas Miranthis	William Babcock	Emmanuel Clarke	Marvin Pestcoe	Theodore C. Walker
Target Annual Cash Incentive (% of salary)	125%	100%	100%	100%	100%
Target Annual Cash Incentive (Value)(1)	$1,250,000	$562,071	CHF619,956	$562,071	$590,121
Actual Annual Cash Incentive(1)	$1,953,125	$871,210	CHF1,041,526	$908,307	$655,034

(1)	Amounts are for the 2012 performance year. The actual annual cash incentive was paid in March 2013.

For the NEOs, the performance measures predetermined by the Compensation Committee are as follows:

1.	Total Group Performance (Group AROE + Group Organizational Objectives)

2.	Business Unit Financial Performance

3.	Business Unit/Personal Objectives

The AROE metric is PartnerRe’s primary financial metric because it focuses on the value provided to shareholders and is a reliable indicator of Company performance and profitability. The inclusion of qualitative objectives provides the ability to assess performance that may not be quantifiable but impacts the overall performance of the Company.

The Compensation Committee approved the metrics within the Total Group Performance measure and the weighting of each measure for each NEO for the 2012 performance year. Each measure is weighted to reflect the contributions of each NEO toward our strategy, the current business environment, as well as the behaviors that the Compensation Committee wishes to encourage and reward. The following table details the 2012 weightings and measures for each NEO:

	Costas Miranthis	William Babcock	Emmanuel Clarke	Marvin Pestcoe	Theodore C. Walker
Group AROE	75%	72.5%	42.5%	42.5%	42.5%
Group Organizational Objectives	25%	7.5%	7.5%	7.5%	7.5%
Total Group Performance	100%	80%	50%	50%	50%
Business Unit Financial Performance	—	—	30%	30%	30%
Business Unit/Personal Objectives	—	20%	20%	20%	20%

Total Group Performance

The Total Group Performance measure applied to all NEOs in 2012 and, for each NEO, it was the most heavily-weighted measure among all the measures that applied (starting at 100% for Mr. Miranthis, 80% for Mr. Babcock and 50% for Messrs. Clarke, Pestcoe and Walker). The Total Group Performance measure is comprised of Group AROE and Group Organizational Objectives, with Group AROE being the primary metric. As further detailed under “Increased Weight on Financial Performance in Determining Annual Incentive” on page 30, the Compensation Committee placed greater emphasis on quantitative performance measures for 2012, reaching the target weighting of qualitative objectives of 25%-30%.

The actual 2012 Total Group Performance results and resulting payout for each NEO, based on the weightings shown in the above table, are shown below:

			Payout
	Performance	Scale Payout	CEO*	CFO	Other NEOs**
Group AROE	15%	150%	112.5%	108.75%	63.75%
Group Objectives	150%	150%	43.75%	11.25%	11.25%

*	The Compensation Committee rated Costas Miranthis 175% for the qualitative portion of his annual cash incentive to reflect performance against objectives and additional activities undertaken throughout the year. This rating applies to Mr. Miranthis only.
**	Emmanuel Clarke, Marvin Pestcoe and Theodore C. Walker.

Group Adjusted Return on Equity

The Compensation Committee assessed the materiality of all the metrics used for determining our NEOs’ 2012 performance year annual cash incentives. As the foregoing tables show and as discussed above, Group AROE was the most predominant component used to determine Total Group Performance and consequently the 2012 performance year annual cash incentive payouts.

Return on Equity (“ROE”) is based on operating earnings or loss (see footnote (2) on page 56 in our Annual Report on Form 10-K for the year ended December 31, 2012, for a definition). ROE excludes realized and unrealized gains or losses on the Company’s Risk Assets. Group AROE includes the realized and unrealized gains and losses of the Company’s Risk Assets. Risk Assets are a portion of the Company’s investment portfolio and include equities, asset-backed securities, insurance linked securities and other specific investments. This measure is not a financial measure calculated in accordance with U.S. GAAP. See Appendix II to this Proxy Statement for a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure.

The payout scale is as follows and is subject to interpolation.

Group AROE Performance	Payout of Award as a Percentage of Target Annual Cash Incentive
>17%	200%
ô	ô
10-13%	100%
ô	ô
<5%	0%

The scale reflects PartnerRe’s compensation philosophy in the following respects:

•	The annual cash incentive target (i.e., payout at 100%) is awarded for a target Group AROE performance, which is established prior to the start of the performance year.

•	The annual cash incentive payout is capped at 200% because an uncapped payout could encourage risk-taking activities that are not in the best interests of our shareholders.

•	The scale is designed to ensure that our shareholders receive a minimum return, currently at least 5% Group AROE, before employees receive an allocation toward their annual cash incentive.

•	The scale is set to create challenging but realistic goals to motivate employees and provide the opportunity to pay for performance.

The Group AROE for 2012 was 15% and consequently the payout award for this component for the 2012 performance year was 150%.

Group Organizational Objectives

Non-financial objectives are recommended annually by the Chief Executive Officer and approved by the Compensation Committee and the Board. For 2012, the Group Organizational Objectives were:

•	Improve operational efficiencies;

•	Analyze strategic business lines opportunities;

•	Review risk management strategy;

•	Develop assumed risk framework; and

•	Foster performance management culture.

The Group Organizational Objectives vary from year to year and the Compensation Committee does not assign a specific weighting to any one individual component and no one Group Organizational Objective was significant enough to make a meaningful impact on the maximum potential annual cash incentive payout for the 2012 performance year. As each qualitative objective was not individually material and was subjective in nature (i.e., not susceptible to quantitative measurement), the Compensation Committee reviewed the overall performance in the aggregate and determined that PartnerRe successfully achieved the Group Organizational Objectives, resulting in a payout of 150% of target.

Business Unit Financial Performance

Mr. Miranthis’ and Mr. Babcock’s annual cash incentive do not include a Business Unit Performance measure. For Mr. Clarke and Mr. Walker, a Business Unit ROE metric accounted for 100% of the Business Unit Performance measure. Mr. Pestcoe’s Business Unit Performance measure is made up of four metrics that pertain only to the Capital Markets Group (CMG) now known as Investments Group.

The following table shows the Business Unit ROE metric used for the Business Unit Performance measure, weight of the Business Unit Performance measure (among all measures), target and actual 2012 performance for the NEOs that had a Business Unit Performance measure:

NEO	Metric used for Business Unit Performance Measure	Relative Weight of Business Unit Performance measure (among all measures)	Target	Actual 2012 Performance(1)	Scale Payout
Emmanuel Clarke	PartnerRe Global ROE	30%	10-13%	22%	200%
Marvin Pestcoe	CMG Metric	30%	See note (2)		182%
Theodore C. Walker	North America ROE	30%	10-13%	6%	20%

(1)	The targets and payout scales for PartnerRe Global and North America ROE are the same as those for Group AROE, as illustrated by the payout scale table on page 34.

(2)	Metric used for CMG Business Unit Performance Measure	Metric Description	Relative Weight of Business Unit Performance measure (among all measures)	Target	Actual 2012 Performance	Scale Payout
	CMG Total Return	One Year Total Return	12%	110 basis points (bps) above risk free return (RFR)	490 bps above RFR	200%
	Standard Fixed Income*	One Year Performance Relative to Benchmarks	6%	0 bps above benchmark	67 bps above benchmark	200%
	Risk Assets ROE	One Year Total Return on Attributed Capital	6%	12-14%	34%	200%
	Asset Allocation	One Year Performance Relative to Neutral	6%	0 bps	6 bps	110%

*	The standard fixed income metric was introduced for 2012. This metric corresponds to the main metric used to evaluate the performance of our portfolio managers.

Business Unit/Personal Objectives

Other than the Chief Executive Officer, each of our NEOs has numerous predetermined qualitative objectives that vary from year to year. Qualitative/non-financial objectives are recommended annually by the Chief Executive Officer and approved by the Compensation Committee and the Board. As further detailed under “Increased Weight on Financial Performance in Determining Annual Incentive” on page 30, the weight on qualitative objectives was reduced in 2012 to align with the Compensation Committee’s goal of 25%-30% weight on qualitative objectives placing greater emphasis on quantitative performance measures. In 2012, the Compensation Committee considered numerous qualitative personal objectives, none of which covered all of our NEOs. For each NEO, the Compensation Committee considered all of the objectives that specifically applied to the NEO and reached a subjective view as to how well the NEO had achieved his personal objectives. Personal objectives cover many areas, including operational efficiency, effective capital management, maintaining good relationships with clients and success of significant projects. The Compensation Committee determined that each NEO successfully achieved his personal objectives for the 2012 performance year, resulting in a payout of between 150% and 175% of target for the Business Unit/Personal Objectives metric for each NEO.

Equity Awards

Equity awards provide “at risk” compensation which has a long-term focus and are subject to both performance and time-based vesting mechanisms. Equity award objectives are to align the long-term interests of NEOs and shareholders, reflect long-term performance goals and act as a talent retention vehicle.

Form of Equity

The NEOs’ blend of equity is 60% performance-based awards (PSUs and SSARs) and 40% time-based awards (RSUs). Performance-based equity has greater motivational impacts while time-based equity has a greater retentive impact. The standard annual equity award distribution for the NEOs is as follows:

		Blend of Equity
Equity Award Level	Annual Equity Target Dollar Value ($)	RSUs(1) (40%) ($)	PSUs(1) (40%) ($)	SSARs(1) (20%) ($)
CEO	3,000,000	1,200,000	1,200,000	600,000
Other NEOs	1,250,000	500,000	500,000	250,000

(1)	RSUs three-year cliff vest; PSUs three-year cliff vest and subject to performance measure; SSARs three-year ratable vest.

At grant, the target dollar value may be adjusted (90%-110%) based on the prior year’s AROE result:

•	Results within scale (5-17%) – no adjustment

•	Results below scale (<5%) – 90% of target dollar value

•	Results above scale (>17%) – 110% of target dollar value

The 15% AROE result for 2012 is within the scale, therefore there is no adjustment to the 2013 equity target dollar values.

For the 2012 performance year grant, upon settlement, PSU awards can be adjusted upward or downward based on the average three-year growth in Tangible Book Value Per Share (TBVPS) + nonlife reserve discount + life unrecognized value + dividends paid from grant date. This performance metric was selected by the Company as the financial metric with the highest correlation to shareholder value. The following table shows the payout scale on settlement, based on performance and is subject to straight-line interpolation:

Level	PSU Metric Scale (above risk-free return1)	PSU Adjustment %
Maximum	>1,200bps	150%
	ô	ô
Target	700bps	100%
	ô	ô
Minimum	<200bps	50%

(1)	Based on a reference portfolio of risk-free securities with three-year duration.

Equity Allocation

The following table shows the NEO’s equity awards granted on March 1, 2013 for the 2012 performance year:

Name	RSUs(1)	PSUs(1)	SSARs(2)
Costas Miranthis	13,453	13,453	47,085
William Babcock	5,605	5,605	19,619
Emmanuel Clarke	5,605	5,605	19,619
Marvin Pestcoe	5,605	5,605	19,619
Theodore C. Walker	5,605	5,605	19,619

(1)	The closing price on March 1, 2013 was $89.20.
(2)	At the February 28, 2013 meeting, the Compensation Committee approved the conversion ratio of one RSU to seven SSARs in order to bring it in line with financial accounting valuations.

Total Compensation Payout

The following graph shows the average compensation (average base salary, annual cash incentive award and equity award) of NEOs for the past three performance years. The table below provides a three-year history of the Company performance.

Together the graph and the table show the link between company performance and executive compensation at PartnerRe, which is reflected in the high level of support shown by our shareholders when they voted on the 2011 executive compensation in May 2012.

	2010	2011	2012
Group AROE	9.4%	(11.4%)	15.0%
Group AROE Scale Payout	40%	0%	150%
Total Group Performance	73%	44%	150%

(1)	Base salary at December 31 of each year.
(2)	Actual annual cash incentive award for the performance year, approved by the Compensation Committee and paid in the following year.
(3)	Equity awards shown in this graph are based on the performance year with a grant date in the following year. Equity values in the Summary Compensation Table vary based on the calculation described in note (2) under the 2012 Summary Compensation Table.

Executive Share Ownership and Retention

To promote the goal of aligning the interests of the NEOs with the interests of shareholders, the Executive Total Compensation Program prescribes share ownership guidelines, holding restrictions and incentives to encourage the NEOs to hold a stake in the future value of PartnerRe.

The Executive Total Compensation Program prescribes net share retention guidelines for all equity grants. For this purpose, “net shares” are the common shares remaining from a transaction (i.e., the exercise of an option or the vesting of restricted shares) after the NEO sells enough common shares to pay the applicable exercise price and any related tax or social security liabilities. The guidelines include the following:

•	NEOs who have not satisfied the applicable share ownership target must retain 100% of the net shares they acquire until they reach the target.

•

NEOs who have met the share ownership target must retain, for at least three years, 50% of the net shares they acquire unless they are 55 or older, in which case the retention period for the net shares will be one year.

•

If an NEO has met the share ownership target, but the holdings subsequently drop below the target amount for any reason (for example, a new share issuance), the executive will have a one-year grace period to once again meet the target.

•	The net share retention guidelines do not apply to grants made prior to becoming an NEO.

•	The Compensation Committee has the discretion to make adjustments to these guidelines.

The ownership target is expressed as a percentage of PartnerRe’s fully diluted common shares outstanding (“CSO”) at the end of each calendar year and includes all common shares and equivalents held by the NEO. The number of fully diluted CSO at December 31, 2012, was 59,893,366. The table below shows the ownership targets, common share ownership, and ownership expressed as a percentage of CSO for each NEO as of December 31, 2012. All of the NEOs have reached their share ownership targets.

Name	Ownership Target— Common shares/equivalents as a percentage of fully diluted CSO	Common Share Ownership*	Common Shares/equivalents as a percentage of fully diluted CSO
Costas Miranthis	0.07%	117,474	0.20%
William Babcock	0.03%	28,570	0.05%
Emmanuel Clarke	0.03%	41,107	0.07%
Marvin Pestcoe	0.03%	45,241	0.08%
Theodore C. Walker	0.03%	68,565	0.11%

*	Common Share Ownership includes common shares owned outright, RSUs, RSU equivalents of Options, SSARs (conversion ratio for 2012 was one RSU to five SSARs) and common shares held in qualified plans. This includes vested and unvested awards.

Severance

To assist in recruiting and to ensure that PartnerRe is competitive within the market, the Company provides for severance payments to the NEOs under several different scenarios. Severance triggers restrictive conditions, and compensation payments are governed by NEO employment agreements and our Change in Control Policy. For more information, see “Potential Payments Upon Termination or Change of Control” on pages 48-53.

Benefits & Perquisites Review

To meet competitive market conditions, benefits and perquisites are provided to NEOs. Towers Watson reviewed PartnerRe’s benefits and perquisites in February 2011 as compared with our Bermuda-based competitive peer group. The review concluded that the Company is aligned with the peer group in both types of benefits and perquisites provided as well as the aggregate cost of these benefits and perquisites. In line with what our peers offer, PartnerRe provides additional perquisites for Bermuda-based executives who relocate from their home countries to the corporate headquarters. Perquisites provided by PartnerRe include personal use of corporate aircraft (for the Chief Executive Officer only, capped at 30 hours), housing, club membership, car and travel allowances. The Company does not offer tax gross-ups to NEOs.

Governance Features of our Executive Compensation Program

Risk Management

The purpose of our business is to assume risk. As described above, our compensation programs contain a number of design features that proactively discourage excessive risk-taking. It is the view of the Compensation Committee that PartnerRe’s compensation policies and procedures do not create risks that are reasonably likely to have a material adverse effect on PartnerRe. These policies and procedures are reviewed as part of the Company’s risk management framework.

Clawback Provisions

NEOs may be required to repay some or all of any cash or equity incentive received from a grant if: (i) PartnerRe is required to restate our financial statements due to material non-compliance with financial reporting requirements; (ii) the restated financial statements would have resulted in a lower incentive award; and (iii) PartnerRe has determined that the material non-compliance causing the restatement was the result of the award recipient’s willful misconduct. The requirement to repay applies to any amounts granted, vested, obtained as the result of exercise or otherwise paid out during the 12 months following the date the financial statements subject to the restatement were filed with the SEC. Under the policy, the Board may also cancel the award recipient’s unvested equity or other unpaid bonus or incentive compensation and may cancel his or her vested but unexercised SSARs and options. These clawback features are in addition to the clawback provisions required under the Sarbanes-Oxley Act of 2002, which remain in effect. PartnerRe intends to further adjust our clawback policy in light of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 once the SEC adopts final rules implementing those requirements.

Equity Practices

Long-term incentives comprise the greatest portion of the NEO’s target compensation, encouraging executives to perform in a manner consistent with long term shareholder value. As described on page 39, the Executive Total Compensation Program prescribes share ownership guidelines, holding restrictions and incentives to encourage the NEOs to hold a stake in the future value of PartnerRe. PartnerRe does not backdate, reprice or grant equity awards retroactively. Repricing of awards would require shareholder approval under our shareholder-approved long-term incentives plan.

Annual Incentive Practices

As described on page 35, the annual cash incentive award is capped at a maximum payout of 200% of target so that excess risk taking is not encouraged. Scales are reviewed and set annually prior to the start of the performance year to create challenging but realistic targets so that risk-taking behaviors are not undertaken to achieve unrealistic goals of both quantitative and qualitative objectives.

Impact of Regulatory and Accounting Requirements

The Compensation Committee is mindful of how regulatory requirements, particularly those described below, affect its decisions.

Internal Revenue Code Section 162(m)

Section 162(m) precludes a public company (with certain exceptions) from taking a tax deduction for compensation in excess of $1 million paid to specified NEOs. The Company believes that the tax deductibility of compensation is an important factor, but should not be the sole factor, in setting executive compensation policy. Accordingly, although the Company generally intends to avoid losing a tax deduction due to Section 162(m), the Company reserves the right to pay amounts that are not deductible in appropriate circumstances.

Accounting Standards

The Compensation Committee considers the accounting treatment of compensation elements in determining types and levels of compensation for our NEOs. In determining equity awards in 2012, the Compensation Committee considered the potential dilution impact of the Employee Equity Plan. The Compensation Committee concluded that the associated dilutive impact was appropriate, given the objectives of our Executive Total Compensation Program, competitive compensation practices in the reinsurance industry, our performance, and the value of the awards as tools to motivate and retain employees.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation & Management Development Committee

Vito H. Baumgartner, Chairman

Jan Holsboer

Roberto Mendoza

John A. Rollwagen

David Zwiener

COMPENSATION TABLES

2012 Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the NEOs for the fiscal years ended December 31, 2012, 2011 and 2010. The amounts disclosed in column (e) include RSUs and the amounts disclosed in column (f) include SSARs. The amounts related to 2012 disclosed in column (g) were determined by the Compensation Committee at its February 28, 2013 meeting and were paid out shortly thereafter. The amounts disclosed in column (h) are further detailed in the table under the header “All Other Compensation” on page 43.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Costas Miranthis, President and Chief Executive Officer, PartnerRe Ltd.(4)	2012	1,000,000	0	482,144	405,270	1,953,125	478,349	4,318,888
	2011	1,000,000	0	754,913	731,067	546,875	469,984	3,502,839
	2010	816,086	0	722,779	1,235,829	789,544	1,520,029	5,084,267
William Babcock Executive Vice President and Chief Financial Officer, PartnerRe Ltd.	2012	557,978	0	241,072	202,635	871,210	391,895	2,264,790
	2011	543,025	0	448,212	152,299	309,003	370,907	1,823,446
	2010	467,534	0	108,270	218,357	381,820	225,025	1,401,006
Emmanuel Clarke Chief Executive Officer, PartnerRe Global(5)	2012	676,985	0	241,072	202,635	1,145,679	293,667	2,560,038
	2011	659,640	0	503,275	203,073	320,284	316,446	2,002,718
	2010	510,872	0	127,376	232,420	439,584	287,081	1,597,333
Marvin Pestcoe Chief Executive Officer, PartnerRe Capital Markets Group(6)	2012	557,978	0	241,072	202,635	908,307	93,510	2,003,502
	2011	543,025	0	448,212	152,299	304,255	83,386	1,531,177
	2010	516,250	0	108,270	218,357	856,423	68,071	1,767,371
Theodore C. Walker President and Chief Executive Officer, PartnerRe North America	2012	587,941	0	241,072	202,635	655,034	130,656	1,817,338
	2011	578,550	0	754,913	731,067	281,252	117,325	2,463,107
	2010	550,419	0	722,779	725,829	527,250	90,429	2,616,706

(1)	The figures reflect the total salary received by each NEO during the applicable fiscal year. Our NEOs are not entitled to defer their salary in exchange for equity. 2012 Base Salary shown on page 33 refers to gross base salary in local currency.
(2)	In accordance with the SEC proxy disclosure rules, columns (e) and (f) reflect the amount of RSUs and SSARs granted during the fiscal year by using the aggregate grant date fair value of awards, determined in accordance with U.S. GAAP. For a discussion of the assumptions and methodologies used to value stock and option awards, please see Note 15 “Share-Based Compensation” to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2012. Stock and option awards granted in 2012 relate to the 2011 performance year. For details on the equity awards granted in 2013 for the 2012 performance year, see page 37.
(3)	The figures reflect the non-equity incentive compensation paid in 2013 for the 2012 performance year. For more details see page 33.
(4)	Mr. Miranthis’ salary for 2010 was CHF 452,252 plus $318,609. His non-equity incentive plan compensation for 2010 was $789,544. The applicable exchange rate at December 31, 2012 was used to convert the amounts reported.
(5)	Mr. Clarke’s salary and non-equity incentive plan compensation for 2012 were CHF 615,441 and CHF 1,041,526, respectively, for 2011 were CHF 599,673, and CHF 291,167, respectively, for 2010 were CHF 464,429 and CHF 399,622, respectively. The applicable exchange rate at December 31, 2012 was used to convert amounts reported.
(6)	Mr. Pestcoe’s non-equity incentive plan compensation for 2010 included a payout under the Capital Markets Group Long-Term Incentive Program of $150,469.

All Other Compensation

	Costas Miranthis ($)	William Babcock ($)	Emmanuel Clarke ($)	Marvin Pestcoe ($)	Theodore C. Walker ($)
Bermuda government social insurance	1,617	0	0	0	0
Bermuda payroll tax reimbursement(1)	39,375	7,560	0	0	0
Car allowance/expense(2)	1,583	15,000	0	0	0
Club allowance/fees	8,895	20,000	0	0	0
Corporate memberships	3,500	0	0	0	0
Defined contribution and non-qualified plans	150,000	61,378	66,749	61,378	64,673
Director & executive officer spousal program	2,163	2,029	2,029	2,029	2,029
Dividend equivalents	61,023	24,235	27,627	24,235	52,631
Executive health benefit	5,768	9,865	0	0	2,395
Housing	192,000	204,000	101,297	0	0
Life insurance premiums	10,836	3,828	0	3,828	3,828
Personal use of corporate aircraft(3)	0	0	0	0	0
School allowance	0	0	85,485	0	0
Tax filing assistance	1,589	14,000	10,480	2,040	5,100
Travel allowance	0	30,000	0	0	0
Total	478,349	391,895	293,667	93,510	130,656

(1)	The Bermuda government imposes a payroll tax of 14% on all employees in the Bermuda office. The salary level to which this tax applies is currently capped at $750,000. PartnerRe pays the employee payroll tax portion of 5.25% for all Bermuda employees.
(2)	Under his executive employment agreement, Mr. Miranthis is entitled to the use of a company car. The amount for Mr. Miranthis includes insurance and service fees for the company car. When the company car is not being used by him, it is utilized for other business-related purposes.
(3)	The Chief Executive Officer has access to two private aircraft in the U.S. and one private aircraft in Europe in all of which PartnerRe has a fractional interest. The Chief Executive Officer must approve any use of the aircraft by employees and directors. In 2012, the Chief Executive Officer was entitled to 30 hours of personal travel on the aircraft. In 2012, Mr. Miranthis did not use the aircraft for personal use. Personal use of the airplanes is reviewed annually by the Nominating & Governance Committee.

2012 Grants of Plan-Based Awards

This table discloses the target and maximum cash-based non-equity incentive payouts in respect of the 2012 performance year, and equity awards granted in 2012.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Option (#)(3)	Exercise or Base Price of Option Awards ($)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Costas Miranthis	2/29/2012	0	0	0	7,600	0	63.44	482,144
	2/29/2012	0	0	0	0	57,000	0	405,270
	—	0	1,250,000	2,500,000	0	0	0	0
William Babcock	2/29/2012	0	0	0	3,800	0	63.44	241,072
	2/29/2012	0	0	0	0	28,500	0	202,635
	—	0	562,071	1,124,142	0	0	0	0
Emmanuel Clarke(5)	2/29/2012	0	0	0	3,800	0	63.44	241,072
	2/29/2012	0	0	0	0	28,500	0	202,635
	—	0	681,952	1,363,903	0	0	0	0
Marvin Pestcoe	2/29/2012	0	0	0	3,800	0	63.44	241,072
	2/29/2012	0	0	0	0	28,500	0	202,635
	—	0	562,071	1,124,142	0	0	0	0
Theodore C. Walker	2/29/2012	0	0	0	3,800	0	63.44	241,072
	2/29/2012	0	0	0	0	28,500	0	202,635
	—	0	590,121	1,180,242	0	0	0	0

(1)	As described in further detail under “Annual Cash Incentive” on page 33, all employees of PartnerRe are eligible for an annual cash incentive if predetermined performance goals are achieved. Each employee has a target annual cash incentive that is set as a percentage of base salary. For all employees other than the Chief Executive Officer, the annual cash incentive payout range is 0% to 200%. For the Chief Executive Officer, the range is 0% to 250%.
(2)	All RSUs vest in their entirety after three years. Dividend equivalents are paid out quarterly in cash on unvested awards.
(3)	The Company granted SSARs to the NEOs during fiscal year 2012 in respect of the 2011 performance year. SSARs were granted under the Employee Equity Plan with an exercise price equal to the closing price of PartnerRe common shares on the date of grant. SSARs vest 33% on the first anniversary of the date of grant, 33% on the second anniversary and 34% on the third anniversary.
(4)	The value of SSARs on February 29, 2012 is calculated by multiplying the Black-Scholes valuation of $7.11 by the number of underlying SSARs and the value of RSUs on February 29, 2012 is calculated by multiplying the fair market value of $63.44 by the number of RSUs.
(5)	Mr. Clarke’s threshold, target and maximum annual cash incentive was CHF 0, CHF 619,956 and CHF 1,239,912, respectively. The applicable exchange rate at December 31, 2012 was used to convert amounts reported.

The Compensation Committee reviews, adjusts and recommends to the Board the non-equity and equity incentive awards for the NEOs. The grant date of the annual equity awards is the date of the February Board meeting, when awards are approved. SSARs for eligible employees are granted with an exercise price equal to the closing price of PartnerRe common shares on the grant date.

2012 Outstanding Equity Awards at Fiscal Year-End

The following table shows all outstanding equity grants as of December 31, 2012.

		Option Awards(1)						Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Costas Miranthis	02/29/2012	0		57,000	*	63.44	02/28/2022	7,600	611,724
	02/17/2011	22,802	*	46,297	*	81.94	02/17/2021	9,213	741,554
	05/12/2010	33,000	*	17,000	*	75.54	05/12/2020	0	0
	02/26/2010	44,938	*	23,151	*	79.61	02/26/2020	9,079	730,769
	02/27/2009	18,420	*	0		61.90	02/27/2019	0	0
	09/05/2008	15,000	*	0		68.30	09/05/2018	0	0
	02/27/2008	48,194	*	0		77.92	02/27/2018	0	0
	02/23/2007	10,500	*	0		71.35	02/23/2017	0	0
	02/24/2006	7,500	*	0		61.20	02/24/2016	0	0
	02/24/2005	14,000		0		62.70	02/24/2015	0	0
	02/24/2004	11,000		0		55.63	02/24/2014	0	0
William Babcock	02/29/2012	0		28,500	*	63.44	02/28/2022	3,800	305,862
	02/17/2011	4,750	*	9,645	*	81.94	02/17/2021	5,470	440,280
	10/01/2010	8,250	*	4,250	*	80.45	10/01/2020	0	0
	02/26/2010	6,732	*	3,468	*	79.61	02/26/2020	1,360	109,464
	02/27/2009	2,763	*	0		61.90	02/27/2019	0	0
	08/04/2008	9,375	*	0		69.50	08/04/2018	0	0
Emmanuel Clarke	02/29/2012	0		28,500	*	63.44	02/28/2022	3,800	305,862
	02/17/2011	6,334	*	12,860	*	81.94	02/17/2021	6,142	494,370
	09/01/2010	8,250	*	4,250	*	75.80	09/01/2020	0	0
	02/26/2010	7,920	*	4,080	*	79.61	02/26/2020	1,600	128,784
	02/27/2009	2,763	*	0		61.90	02/27/2019	0	0
	03/31/2008	12,000		0		75.85	03/31/2018	0	0
	02/23/2007	10,500	*	0		71.35	02/23/2017	0	0
	02/24/2006	7,500	*	0		61.20	02/24/2016	0	0
	09/30/2005	2,000		0		63.96	09/30/2015	0	0
	02/24/2005	2,500		0		62.70	02/24/2015	0	0
	02/24/2004	2,000		0		55.63	02/24/2014	0	0
Marvin Pestcoe	02/29/2012	0		28,500	*	63.44	02/28/2022	3,800	305,862
	02/17/2011	4,750	*	9,645	*	81.94	02/17/2021	5,470	440,280
	10/01/2010	8,250	*	4,250	*	80.45	10/01/2020	0	0
	02/26/2010	6,732	*	3,468	*	79.61	02/26/2020	1,360	109,466
	02/27/2009	2,763	*	0		61.90	02/27/2019	0	0
	02/27/2008	12,000	*	0		77.92	02/27/2018	0	0
	02/23/2007	10,500	*	0		71.35	02/23/2017	0	0
	02/24/2006	3,500	*	0		61.20	02/24/2016	0	0
	02/24/2005	11,500		0		62.70	02/24/2015	0	0
Theodore C. Walker	02/29/2012	0		28,500	*	63.44	02/28/2022	3,800	305,862
	02/17/2011	22,802	*	46,297	*	81.94	02/17/2021	9,213	741,554
	02/26/2010	44,938	*	23,151	*	79.61	02/26/2020	9,079	730,769
	02/27/2009	2,400	*	0		61.90	02/27/2019	0	0
	01/02/2009	10,000	*	0		70.07	01/02/2019	0	0
	02/27/2008	12,000	*	0		77.92	02/27/2018	0	0
	07/05/2007	10,000	*	0		78.24	07/05/2017	0	0
	02/23/2007	10,500	*	0		71.35	02/23/2017	0	0
	02/24/2006	2,500	*	0		61.20	02/24/2016	0	0
	02/24/2005	4,175		0		62.70	02/24/2015	0	0
	02/24/2004	9,000		0		55.63	02/24/2014	0	0

*	SSARs
(1)	All grants of options and SSARs vest 33% on the first anniversary of the grant date, 33% on the second anniversary and 34% on the third anniversary.
(2)	The market value of RSUs is based on the closing price of $80.49 at December 31, 2012, the last day of trading in 2012. All share awards vest in their entirety three years from the date of grant. Dividend equivalents are paid out quarterly in cash.

2012 Option Exercises and Shares Vested

The following table shows all options exercised and RSUs that vested in 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Costas Miranthis(2)	14,200	274,663	2,456	159,591	(1)
William Babcock	0	0	368	23,913	(1)
Emmanuel Clarke(3)	8,000	171,190	700	45,486	(1)
Marvin Pestcoe(4)	14,500	293,380	368	23,913	(1)
Theodore C. Walker(5)	14,500	356,566	320	20,794	(1)

(1)	The value of the common shares is $64.98, which is based on the fair market value on the date of vesting (defined as the closing price on the vest date on February 27, 2012).
(2)	Mr. Miranthis’ aggregate exercise price was $719,164.
(3)	Mr. Clarke’s aggregate exercise price was $423,530.
(4)	Mr. Pestcoe’s aggregate exercise price was $762,010.
(5)	Mr. Walker’s aggregate exercise price was $710,985.

2012 Non-Qualified Deferred Compensation

The following table shows the details of the NEOs’ non-qualified deferred compensation plans during 2012. It excludes contributions into 401K plans.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(2)
Costas Miranthis	0	150,000	76,125	0	1,116,540
William Babcock	12,319	33,878	14,450	0	168,261
Emmanuel Clarke(3)	22,250	44,499	14,354	0	509,520
Marvin Pestcoe	12,319	33,878	78,621	0	1,121,695
Theodore C. Walker	13,518	37,173	129,975	0	1,025,248

(1)	The executive’s and PartnerRe’s contributions in 2012 for Messrs. Miranthis, Babcock, Clarke, Pestcoe, and Walker that were reported in the 2012 Summary Compensation Table were $150,000, $33,878, 66,749, $33,878 and $37,173, respectively; and excludes contributions into 401K plans.
(2)	Of this amount, the following was disclosed in the Summary Compensation Table of the 2011, 2010 and 2009 proxy statements:

	2011 ($)	2010 ($)	2009 ($)
Costas Miranthis	150,000	125,260*	113,358**
William Babcock	44,704	33,380	0
Emmanuel Clarke	63,338*	54,527*	0
Marvin Pestcoe	44,704	40,688	0
Theodore C. Walker	50,033	45,813	42,000

*	Based on the exchange rate at December 31, 2011 and December 31, 2010 of US$1.00 to CHF1.06
**	Based on the exchange rate at December 31, 2009 of US$1.00 to CHF1.04
(3)	The contributions made by and on behalf of Mr. Clarke were made in Swiss Francs. The applicable exchange rate at December 31, 2012 was used to convert amounts reported.

Mr. Miranthis is eligible for benefits under the Bermuda Non-Registered Pension Plan. Under this plan, PartnerRe contributes 15% of annual base salary each year. Employees are vested 50% after one year of service and 100% at the end of two years. Payouts and withdrawals may be made only upon the employee’s separation from service. Payout will commence immediately after the employee ceases to work for PartnerRe, in the form of a lump sum payment.

Mr. Clarke is enrolled in the Swiss Non-Qualified Defined Contribution Plan. Under this plan, employer contributions equal to 10% of the employee’s insured salary and employee contributions equal to 5% of the employee’s insured salary. As required under Swiss law, the employee pension fund is required to have a guaranteed rate of return for the compulsory part and all contributions to this plan vest immediately. The plan is governed internally by a pension committee comprising both employer representatives (designated by PartnerRe) and employee representatives.

Messrs. Babcock, Pestcoe and Walker participate in the U.S. Non-Qualified Defined Contribution Plan. Under this plan, eligible participants receive an employer based contribution equal to 3% of base salary as well as an employer match equal to 200% of the first 4% of base salary upon exceeding the 2012 Internal Revenue Code compensation maximum of $250,000. All contributions to the non-qualified plan are vested immediately. Salary and annual incentive deferral elections, as well as distribution payments, are intended to comply with Section 409A of the Internal Revenue Code.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

General

Each NEO employment agreement (i) sets forth termination scenarios for death, disability, retirement, termination by us for or without cause and termination by the NEO with or without good reason (in accordance with Swiss law, Mr. Clarke’s employment agreement contemplates immediate termination for valid reason), and provides the detail of what each NEO would receive upon each termination scenario; (ii) contains confidentiality provisions as well as non-competition and non-solicitation covenants which are in effect during and after employment; and (iii) incorporates our Change in Control Policy (the “Policy”).

Termination Provisions

This section describes for our NEOs the consequences of a termination of employment for retirement, death, disability, NEO voluntary termination without good reason or a termination by PartnerRe for cause, NEO termination for good reason or a Company termination without cause.

Each NEO employment agreement (other than for Mr. Clarke due to Swiss specifications) provides, in lieu of the twelve-month notice period applicable if the NEO’s employment is voluntarily terminated by the NEO without good reason or by the Company without cause, that PartnerRe may terminate the NEO’s employment immediately or upon such date as it determines appropriate provided that it pays the NEO his base salary, benefits and a prorated bonus based on the Average Incentive (as defined below) (together, the “Payments in lieu of notice”). The descriptions under “Voluntary Termination by the NEO without good reason or termination for cause by PartnerRe” and “Termination by the NEO for good reason or by PartnerRe without cause” do not include the Payments in lieu of notice.

The Average Incentive is the greater of the target annual cash incentive for the current year and the average of the annual cash incentive received by the NEO for the three fiscal years prior to termination date.

Termination for retirement

Each NEO employment agreement provides where the NEO’s employment terminates as a result of his retirement on or after attaining the retirement age (as defined by the legislation in force in the NEO’s country of employment in the year of retirement), that the NEO is entitled to an amount equal to the Average Incentive prorated based on the number of days elapsed in the current fiscal year of the date of termination (the “Pro Rata Average Incentive”). The Board may at its sole discretion approve the granting of any other payments or benefits. Subject to the application of Section 409A of the Internal Revenue Code of 1986, as amended, such payments shall be made in lump sum within 30 days after the date on which the employment terminates as a result of the retirement.

Pursuant to his employment agreement, if Mr. Walker’s employment agreement terminates as a result of his retirement before attaining age 65, but subject to having already attained age 55, Mr. Walker is eligible to certain medical and dental coverage paid for by the Company.

Under the PartnerRe’s Executive Stock Option Agreement, Executive Restricted Share Unit Award Agreement and Executive Share-Settled Share Appreciation Right Agreement (together the “PartnerRe Equity Agreements”), any unvested equity awards held by an NEO as of his retirement date will continue to vest under the original vesting provisions for up to 36 months following the date of retirement. Any vested equity awards (including those that vest post-retirement) will remain exercisable for the remainder of their original term. The continuation of the vesting and exercise periods following retirement is subject to compliance with post retirement covenants (non-competition, non-solicitation of employees, and non-disclosure of confidential information for 36 months after the retirement).

Termination for death

Pursuant to their employment agreements, upon an NEO’s death, his dependents are entitled to receive within 30 days of the date of termination, in aggregate:

•	Six months base salary;

•	50% of the target annual cash incentive;

•	A Pro Rata Average Incentive; and

•	Immediate vesting of all equity awards, with all vested equity awards remaining exercisable for 12 months following the date of termination of employment.

•	Other benefits:

•	For Mr. Miranthis’ and Mr. Babcock’s dependents: housing and car continuation for up to six months; and

•	For Mr. Clarke’s dependents: housing and school allowance for up to six months.

Termination for disability

Pursuant to their employment agreements, each NEO whose employment is terminated for disability is entitled to:

•

The amount of any difference between the level of long-term disability benefits required to be maintained under PartnerRe’s benefit plans and the amount actually paid in satisfaction of such benefits by insurance or any governmental authority for so long as the NEO remains entitled to such benefits pursuant to PartnerRe’s benefit plans; Such payment shall be made not less frequently than monthly;

•	A Pro Rata Average Incentive in lump sum;

•	Immediate vesting of all equity awards, with all vested equity awards remaining exercisable for 12 months following the date of termination of employment; and

•	Health and welfare benefit continuation for so long as the NEO remains entitled to such benefits pursuant to PartnerRe’s benefit plans.

•	Other benefits:

•

Effective February 2013, in case of long term disability and subject to conditions, Mr. Miranthis would receive on a monthly basis the difference between 70% of his monthly base salary and the level of long-term disability benefits required to be maintained under PartnerRe’s benefit plans for five years at which time a lump sum of $5 million would be paid. The Company has subscribed to an insurance policy to cover such payments. The premium for 2013 is $35,000;

•	For Mr. Miranthis and Mr. Babcock: housing and car continuation for up to six months; and

•	For Mr. Clarke: housing and school allowance for up to six months.

Voluntary Termination by the NEO without good reason or termination for cause by PartnerRe (or valid reason with respect to Mr. Clarke’s employment agreement)

The NEO will only receive a lump sum corresponding to accrued base salary, benefits and annual cash incentive earned in respect of prior completed fiscal year but not paid (the “Accrued Benefits”). All unvested equity awards will be forfeited and vested equity awards will remain exercisable for three months following the date of termination of employment.

Termination by the NEO for good reason or by PartnerRe without cause (without a change in control)

The Chief Executive Officer is immediately entitled to the following payments and benefits, to be paid within a reasonable period as determined by the Board and/or as is administratively practical:

•	Twelve months base salary;

•	A Pro Rata Average Incentive; and

•	An amount equal to the Average Incentive.

•	Other benefits:

•	health and welfare benefit continuation for up to twelve months; and

•	housing for up to six months.

The other NEOs are entitled to:

•

Twelve months base salary to be paid in part as a lump sum equal to six months’ base salary on the first business day of the seventh month after the date of termination and the remainder in equal installments in accordance with the Company’s normal payroll practices, commencing with the first payroll after the sixth month following the date of termination (or for Mr. Clarke, in accordance with normal payroll practices or within such reasonably practical time period);

•

An amount equal to the target annual cash incentive prorated based on the number of days elapsed in the current fiscal year as of the date of termination (the “Pro Rata Target Annual Cash Incentive”) to be paid on the first business day of the seventh month after the date of termination (or for Mr. Clarke, in accordance with normal payroll practices or within such reasonably practical time period);

•

An amount equal to the target annual cash incentive to be paid in part as a lump sum equal to 6/12ths of such target annual cash incentive on the first business day of the seventh month after the date of termination and the remainder in six monthly installments, commencing after the sixth month following the date of termination (or for Mr. Clarke, in accordance with normal payroll practices or within such reasonably practical time period); and

•	Other benefits: health and welfare benefit continuation for up to 12 months.

Pursuant to PartnerRe Equity Agreements, all unvested equity awards will be forfeited. Vested equity awards will remain exercisable for three months following the date of termination of employment.

Change in Control Policy

The Policy has two objectives: to motivate management to act in the best interests of shareholders and to protect compensation and benefits in order to retain key executives during a change in control transaction.

Certain senior employees, including the NEOs, are eligible for severance in the form of cash compensation and benefits if two events occur:

1.	There has been a change in control event, as defined in the Policy, within the previous 12 months; and

2.	The employee is terminated by PartnerRe for reasons other than death, disability or for cause, or the employee terminates with good reason, within 12 months of the change in control event.

Upon the occurrence of a change in control and a qualifying termination described above, the Chief Executive Officer is entitled to the following payments and benefits, to be paid within a reasonable period as determined by the Board and/or as is administratively practical:

•	Three times base salary;

•	An amount equal to three times the Average Incentive;

•	A Pro Rata Target Annual Cash Incentive;

•	Health and welfare benefit continuation for three years;

•	Housing for up to 18 months; and

•	Immediate vesting of all equity awards.

The other NEOs are entitled to:

•

Two times base salary; to be paid in part as a lump sum equal to six months’ base salary on the first business day of the seventh month after the date of termination and the remainder in equal installments in accordance with the Company’s normal payroll practices, commencing with the first payroll after the sixth month following the date of termination (or for Mr. Clarke, in accordance with normal payroll practices or within such reasonably practical time period);

•

An amount equal to two times the Average Incentive to be paid in part as a lump sum equal to 6/12ths of such target annual cash incentive on the first business day of the seventh month after the date of termination and the remainder in six monthly installments, commencing after the sixth month following the date of termination (or for Mr. Clarke, in accordance with normal payroll practices or within such reasonably practical time period);

•

A Pro Rata Target Annual Cash Incentive to be paid on the first business day of the seventh month after the date of termination (or for Mr. Clarke, in accordance with normal payroll practices or within such reasonably practical time period);

•	Health and welfare benefit continuation for two years;

•	For Mr. Clarke: housing and school allowance for up to 12 months;

•

If an excise tax is triggered under U.S. Federal tax law, either a reduction of any payments and benefits to the extent required to prevent the excise tax or the payments and benefits as is with no reduction, depending on which result would be better for the NEO; this option could apply to Mr. Babcock, Mr. Pestcoe and Mr. Walker; and

•	Immediate vesting of all equity awards.

Potential Payments upon Termination or Change in Control

The following table reflects the amount of compensation that would be paid to each of our NEOs in the event such NEO’s employment is terminated under various scenarios, including disability, death, for cause or without good reason (without a change in control) and in connection with a change of control. The amounts shown have been calculated as if the NEO’s employment had been terminated as of December 31, 2012, and using the closing market price of our common shares on December 31, 2012, ($80.49). The amounts shown in the tables are only estimates of the amounts that would be paid out to the NEOs upon their termination. The actual amounts to be paid out can only be determined at the time of an NEO’s termination.

The table does not include the following items:

•	All Accrued Benefits;

•	The effects of a retirement since none of our NEOs attained retirement age as of December 31, 2012;

•

Additional payments to the NEOs under the PartnerRe’s benefit plans (plans providing, among other things, disability insurance, death insurance and medical insurance) which do not discriminate in scope, terms or operation in favor of the NEOs and are generally available to all employees;

•	The additional coverage in case of long-term disability in favor of Mr. Miranthis since the Company only subscribed to an insurance policy in February 2013;

•	The effects of a NEO voluntary termination or a termination for cause by PartnerRe since the NEO would only be entitled to Accrued Benefits; and

•

In connection with the NEO termination without good reason or the termination by PartnerRe without cause, the Payments in lieu of notice since it is assumed that PartnerRe has not exercised its option to terminate the employment sooner.

NEOs	Compensation Elements	Death ($)	Disability ($)	Executive Termination for Good Reason or PartnerRe Termination Without Cause (Without Change in Control) ($)	Executive Termination for Good Reason or PartnerRe Termination Without Cause (With Change in Control) ($)
Costas Miranthis	Base Salary	500,000	0	1,000,000	3,000,000
	Cash Incentive Pro Rata Earned(1)	1,250,000	1,250,000	1,250,000	1,250,000
	Cash Incentive on Termination(2)	625,000	0	1,250,000	3,750,000
	Other Benefits:
	Housing	96,000	96,000	96,000	288,000
	Car	792	792	0	0
	Health and Welfare(3)	0	1,308,676	23,488	81,561
	Equity Awards:
	Options/SSARs	1,076,373	1,076,373	0	1,076,373
	RSUs	2,084,047	2,084,047	0	2,084,047
	Total	5,632,212	5,815,888	3,619,488	11,529,981
William Babcock	Base Salary	281,036	0	562,071	1,124,142
	Cash Incentive Pro Rata Earned(1)	562,071	562,071	562,071	562,071
	Cash Incentive on Termination(2)	281,036	0	562,071	1,124,142
	Other Benefits:
	Housing	102,000	102,000	0	0
	Car	7,500	7,500	0	0
	Health and Welfare(3)	0	2,277,743	25,145	54,062
	Equity Awards:
	Options/SSARs	489,147	489,147	0	489,147
	RSUs	855,609	855,609	0	855,609
	Total	2,578,399	4,294,070	1,711,358	4,209,173
Emmanuel Clarke(4)	Base Salary	340,976	0	681,952	1,363,903
	Cash Incentive Pro Rata Earned(1)	681,952	681,952	681,952	681,952
	Cash Incentive on Termination(2)	340,976	0	681,952	1,363,903
	Other Benefits:
	Housing	50,648	50,648	0	101,297
	School Allowance	60,500	60,500	0	121,000
	Health and Welfare(3)	0	869,619	7,319	15,737
	Equity Awards:
	Options/SSARs	509,448	509,448	0	509,448
	RSUs	929,016	929,016	0	929,016
	Total	2,913,516	3,101,183	2,053,175	5,086,256
Marvin Pestcoe	Base Salary	281,036	0	562,071	1,124,142
	Cash Incentive Pro Rata Earned(1)	679,278	679,278	562,071	562,071
	Cash Incentive on Termination(2)	281,036	0	562,071	1,358,557
	Other Benefits:
	Health and Welfare(3)	0	554,135	15,894	34,172
	Equity Awards:
	Options/SSARs	489,147	489,147	0	489,147
	RSUs	855,609	855,609	0	855,609
	Total	2,586,106	2,578,169	1,702,107	4,423,698

NEOs	Compensation Elements	Death ($)	Disability ($)	Executive Termination for Good Reason or PartnerRe Termination Without Cause (Without Change in Control) ($)	Executive Termination for Good Reason or PartnerRe Termination Without Cause (With Change in Control) ($)
Theodore C. Walker	Base Salary	295,061	0	590,121	1,180,242
	Cash Incentive Pro Rata Earned(1)	590,121	590,121	590,121	590,121
	Cash Incentive on Termination(2)	295,061	0	590,121	1,180,242
	Other Benefits:
	Health and Welfare(3)	0	818,940	25,145	54,062
	Equity Awards:
	Options/SSARs	506,298	506,298	0	506,298
	RSUs	1,778,185	1,778,185	0	1,778,185
	Total	3,464,726	3,693,544	1,795,508	5,289,150

(1)	Includes Pro Rata Target Annual Cash Incentive and/or Pro Rata Average Incentive, as applicable. For details, see “Termination Provisions” and “Change in Control Policy” sections on pages 48-51.
(2)	Includes total amount of target annual cash incentive and/or Average Incentive, as applicable. For details, see “Termination Provisions” and “Change in Control Policy” sections on pages 48-51.
(3)	For calculation purposes, a 15% increase in premiums each year is assumed until retirement age. Amounts would be paid to insurance companies.
(4)	The amounts are converted from Swiss Francs using the applicable exchange rate at December 31, 2012.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional services rendered by the external auditors, Deloitte & Touche Ltd., the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for the fiscal years 2012 and 2011. All services of the Deloitte Entities were pre-approved by the Audit Committee.

	Year Ended December 31
	2012 ($)	2011 ($)
Audit Fees(1)	5,474,668	5,882,280(3)
Audit-Related Fees(2)	98,600	82,050(3)
Tax Fees	0	0
All Other Fees	0	25,000(4)
Total	5,573,268	5,989,330

(1)	These are fees for professional services rendered by the Deloitte Entities for the audit of our annual financial statements, the review of the financial statements included in our quarterly reports on Form 10-Q, audit services provided in connection with statutory and regulatory filings. These fees also include services related to S-8 filings with the SEC. For the year ended December 31, 2011, these fees also include services related to the issuance of our Series E cumulative preferred shares and for the year ended December 31, 2012, services related to the issuance of our Series F non-cumulative preferred shares and S-3 filing with the SEC.
(2)	These are fees for audit-related services performed by the Deloitte Entities that are reasonably related to the performance of the audit or review of our financial statements but are not described in item (1) above. These fees include reviewing management’s responses to SEC comment letters and an audit for an employee benefit plan. For the year ended December 31, 2011, these fees also include an actuarial opinion provided to the Canadian regulator (Office of the Superintendent of Financial Institutions). For the year ended December 31, 2012, these fees also include services related to the acquisition of Presidio.
(3)	These fees were an estimate at the time of the filing of the Proxy Statement in 2012 and were finalized by the Audit Committee thereafter.
(4)	These are fees related to a life actuarial training workshop.

ELECTION OF DIRECTORS

PROPOSAL 1—TO ELECT TWO (2) DIRECTORS TO HOLD OFFICE

UNTIL THE ANNUAL GENERAL MEETING OF SHAREHOLDERS IN THE YEAR 2016

OR UNTIL THEIR RESPECTIVE SUCCESSORS HAVE BEEN DULY ELECTED

(Item 1 on the Form of Proxy)

Messrs. Montupet and Stanca have been nominated to hold office for a three-year term that will expire at the Annual General Meeting in the year 2016 or, alternatively, when their respective successors have been duly elected. The proxy will be voted in accordance with the directions thereon or, if no directions are indicated, the proxy will be voted for the election of the two nominees named above. The Board has proposed and recommended that each nominee be re-elected to hold office.

If any nominee shall, prior to the Annual General Meeting, become unavailable for election as a director, the persons named in the accompanying proxy will vote in their discretion for such nominee, if any, as may be recommended by the Board, or the Board may reduce the number of directors to eliminate the vacancy.

The presence, in person or by proxy, of the holders of 25% of the outstanding common shares is required for a quorum for the election of directors at the Annual General Meeting. If a quorum is not present, the Annual General Meeting may be adjourned from time to time until a quorum is obtained. Election of directors at the Annual General Meeting will be decided by a simple majority of votes cast. For further information, see the answers to the questions “How many votes must be present or represented by proxy to hold the Annual General Meeting?” on page 2 and “How many votes are needed to approve each proposal?” on page 3.

Nominees

The ages, business experience, and directorships in other companies of the two nominees for election are set forth on page 7. Both of the nominees currently serve as directors of the Company.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE TWO (2)

DIRECTORS NAMED ABOVE.

PROPOSAL 2—TO RE-APPOINT DELOITTE & TOUCHE LTD , THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS OUR INDEPENDENT AUDITORS TO SERVE UNTIL THE 2014 ANNUAL GENERAL MEETING, AND TO REFER DECISIONS ABOUT THE AUDITORS’ COMPENSATION TO THE BOARD OF DIRECTORS

(Item 2 on the Form of Proxy)

The Board proposes and recommends that the shareholders reappoint the firm of Deloitte & Touche Ltd. to serve as our independent registered public accounting firm until the 2014 Annual General Meeting. Deloitte & Touche Ltd. has served as independent auditors from the inception of PartnerRe in August 1993 to present. A representative of Deloitte & Touche Ltd. will attend the Annual General Meeting and will have an opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions. Shareholders at the Annual General Meeting will also be asked to vote to refer decisions about the auditors’ compensation to the Board.

If you do not ratify the appointment of Deloitte & Touche Ltd., the Audit Committee will reconsider its appointment. Even if you do ratify the appointment, the Audit Committee retains its discretion to reconsider its appointment if it believes necessary in the best interest of PartnerRe and its shareholders.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO REAPPOINT DELOITTE & TOUCHE LTD, THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS OUR INDEPENDENT AUDITORS, TO SERVE UNTIL THE 2014 ANNUAL GENERAL MEETING AND TO REFER DECISIONS ABOUT THE AUDITORS’ COMPENSATION TO THE BOARD.

PROPOSAL 3—TO APPROVE EXECUTIVE COMPENSATION DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K (NON-BINDING ADVISORY VOTE)

(Item 3 on the Form of Proxy)

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires our shareholders be provided with the opportunity to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers (“NEOs”) as disclosed in this Proxy Statement pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, in accordance with the compensation disclosure rules of the U.S. Securities and Exchange Commission.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of NEOs with the interests of shareholders. Our compensation programs are designed to reward our NEOs for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

The Executive Summary in the Compensation Discussion and Analysis, which begins on page 29, describes PartnerRe’s primary business as assuming risk; we increase shareholder value by ensuring that our executives and employees have the skills to assess, value and manage risk appropriately, consistent with the long-term goals of PartnerRe. Our compensation policies emphasize, and are designed to reward these skills.

The following three principles drive our behavior and form the foundation for our compensation policies:

•	selling a product of value to selected reinsurance and capital markets clients while maintaining the financial ability to meet our commitments;

•	delivering an adequate return on shareholders’ capital within predetermined risk levels; and

•	following sound management and governance practices while providing a challenging work environment where employees can develop their careers and earn appropriate rewards for their performance.

PartnerRe’s Executive Total Compensation Program (which begins on page 29) guides the compensation for our Chief Executive Officer and all other NEOs. Our compensation program has many features designed to motivate and reward contributions and behaviors that produce optimal financial and non-financial results and ensure PartnerRe’s long-term success. These features are designed to ensure that the Executive Total Compensation Program:

•	clearly linking pay to performance;

•

achieving a balance between fixed compensation (base salary) and variable compensation (annual cash incentive and equity awards). Variable compensation supports a pay-for-performance approach and links predetermined objectives, including Company performance, with variable compensation, but is also capped to ensure that NEOs are not inappropriately motivated to maximize their variable earnings;

•

ensuring that long-term incentive awards in the form of equity are designed to align the NEOs’ interests with shareholders’ interests by emphasizing long-term business performance and overall PartnerRe success;

•	promoting retention of NEOs by providing long-term incentives; and

•	providing flexibility in form and structure of compensation to meet individual goals and time horizons.

Our compensation programs are designed to align the interests of management, employees, and shareholders by dissuading excessive risk-taking and ensuring that shareholders and employees share equally in the upside and downside of appropriate risk exposure.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this Proxy Statement in accordance with the compensation disclosure rules of the U.S. Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on PartnerRe, our Board or the Compensation Committee of the Board. If there is a significant vote against our NEO compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

The affirmative vote of a majority of the common shares present or represented and entitled to vote either in person or by proxy is required to approve this Proposal 3.

Accordingly, we ask our shareholders to vote annually at the Annual General Meeting on the following resolution:

“RESOLVED, that the compensation paid to PartnerRe’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE EXECUTIVE COMPENSATION, AS DISCLOSED IN THIS PROXY STATEMENT.

APPENDIX I

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit work performed by the external auditors, Deloitte & Touche Ltd., the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”). These policies and procedures prohibit the Deloitte Entities from performing any services for PartnerRe or PartnerRe subsidiaries without the prior approval of the Audit Committee. The Audit Committee has pre-approved the use of Deloitte & Touche Ltd. for certain audit-related services, which are as follows:

•

Annual audit of PartnerRe’s consolidated financial statements, including quarterly reviews, consultation on accounting issues, system control work, reports/reviews (Form 10-K, 10-Q, annual report, etc.), attendance at Audit Committee meetings, preparation of management letters, use of specialists in connection with the foregoing, and other services integral to audits of and expressing opinions on PartnerRe’s financial statements;

•

Annual audit of PartnerRe’s internal control over financial reporting, including interim procedures on Sections 302 and 404 of Sarbanes Oxley; consultation on internal control issues; system control work; use of specialists in connection with the foregoing; and other services integral to audits of and expressing opinions on PartnerRe’s internal control over financial reporting;

•	Consultation related to implementation of new accounting standards;

•

Audits of opening balance sheets of acquired companies and accounting consultations on acquisitions and proposed acquisitions where such services would otherwise be performed in the audit of PartnerRe’s consolidated financial statements;

•	Services related to procedures used to support the calculation of the gain or loss from dispositions and discontinued operations;

•	Preparation of compliance letters, agreed upon procedures, reviews, and similar reports related to audited financial statements;

•

Audits of financial statements and transactions included in consolidated financial statements that are used by lenders or filed with government and regulatory bodies, and similar reports, including affiliate transaction audits;

•

Services that result from the role of Deloitte Entities as independent auditor, such as reviews of SEC filings (including, but not limited to, registration statements under the Securities Act of 1933), consents, letters to underwriters, and other services;

•	Employee benefit plan audits where fees are paid by PartnerRe;

•	SSAE 16 attestation reports;

•	Electronic accounting research services;

•	Statutory audits and other regulatory reports, including but not limited to the audit of any Derivative Use Plans as required by the local regulators;

•	Review of financial statement tax provision and related disclosures; and

•	Merger and acquisition due diligence services.

Other Permitted Services

Specific approval is required from the Audit Committee before the Deloitte Entities are appointed to provide:

•	Non-financial information systems/consulting;

•	Integration consulting services;

•	Review of third party specialist work related to appraisal and/or valuation services;

•	Actuarial consulting services—non-audit related;

•	Employee benefits consulting;

•	Training; and

•	Tax services—returns, tax planning and consultation.

Prohibited Services

The Deloitte Entities may not provide:

•	Bookkeeping or other services related to our accounting records or financial statements;

•	Appraisal or valuation services or fairness opinions;

•	Management or human resources functions;

•	Broker-dealer, investment adviser, or investment banking services;

•	Legal services and expert services unrelated to the audit;

•	Internal audit outsourcing; and

•	Financial information systems design and implementation.

Audit Committee Review of Services

At each regularly scheduled Audit Committee meeting, the Audit Committee reviews the following:

•	A report summarizing the services provided by the Deloitte Entities and the fees paid for those services; and

•	A listing of newly pre-approved services since its last regularly scheduled meeting.

The Chairman of the Audit Committee is authorized to pre-approve services on behalf of the Audit Committee between meetings should the need arise. Any services and fees approved by the Chairman of the Audit Committee are included in the quarterly summary for the Audit Committee.

APPENDIX II

Reconciliation of Non-GAAP Measures to GAAP Measures

Group adjusted operating return on beginning diluted book value per common share and common share equivalents outstanding (Group AROE): The Compensation Committee uses annualized Group AROE as it believes that AROE is the best measure of operating performance, as it measures profit achieved relative to the shareholders’ investment.

Group AROE adjusts the Company’s Operating Return on Equity measure (Operating ROE–see Key Financial Measures in Item 7 of Part II to our Annual Report on Form 10-K for the year ended December 31, 2012) by capturing the realized and unrealized gains or losses of our Risk Assets. Risk Assets are a part of the portion of the Company’s investment business and includes Equities, Principal Finance, Insurance Linked Securities, Strategic Investments and other specific investments.

The presentation of Group AROE is a non-GAAP financial measure within the meaning of Regulation G and should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP (see Comment on Non-GAAP Measures in Item 7 of Part II to our Annual Report on Form 10-K for the year ended December 31, 2012). The table below provides a reconciliation of Group AROE to the most comparable GAAP financial measure for the year ended December 31, 2012:

2012
Return on beginning diluted book value per common share calculated with net income per share available to common shareholders (Return on Equity)(1)	19.9%
Less:
Net realized and unrealized investment gains, net of tax, on beginning diluted book value per common share	7.3
Net foreign exchange gains, net of tax, on beginning diluted book value per common share	0.1
Net interest in earnings of equity investments, net of tax, on beginning diluted book value per common share	0.2

Operating return on beginning diluted book value per common share (Operating ROE)(1)	12.3%
Add: Net realized and unrealized investment gains on risk assets, net of tax, on beginning diluted book value per common share	2.7

Group adjusted operating return on beginning diluted book value per common share and common share equivalents outstanding (Group AROE)	15.0%

(1)	The Company calculates Return on Equity and Operating ROE using net income per share and operating net income per share, respectively, for the period, divided by the beginning diluted book value per common share and common share equivalents outstanding.

PARTNERRE LTD. 5TH FLOOR, WELLESLEY HOUSE SOUTH 90 PITTS BAY ROAD PEMBROKE HM08 BERMUDA

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The Board of Directors recommends you vote FOR the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors	☐	☐	☐
Nominees
01 Jean-Paul L. Montupet 02 Lucio Stanca
The Board of Directors recommends you vote FOR proposals 2. and 3.						For	Against	Abstain
2.

To re-appoint Deloitte & Touche Ltd., the independent registered public accounting firm, as our independent auditors, to serve until the 2014 annual general meeting, and to refer decisions about the auditors’ compensation to the Board of Directors;

						☐	☐	☐
3	To approve the Executive Compensation disclosed pursuant to Item 402 Regulation S-K (non-binding advisory vote).					☐	☐	☐

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	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Combined Document is/are available at www.proxyvote.com.

PROXY - PartnerRe Ltd.

This Proxy is solicited on behalf of the Board of Directors of PartnerRe Ltd. in connection with our Annual General Meeting of Shareholders to be held on May 17, 2013

The undersigned shareholder(s) of PartnerRe Ltd. hereby appoint(s) Jean-Paul L. Montupet and Costas Miranthis, or either of them, the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution to vote all of our Common Shares, $1.00 par value per share, which the undersigned may be entitled to vote at the Annual General Meeting of Shareholders to be held May 17, 2013 and at any adjournment or postponement of such meeting with all powers which the undersigned would possess if personally present, for the purposes set forth on the reverse side hereof.

This Proxy will be voted as directed or, if no direction is indicated, it will be voted FOR the election of director nominees and the approval of the proposal as described on the reverse side.

Continued and to be signed on reverse side

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 17, 2013
Meeting Information
Meeting Type: Annual Meeting
For holders as of: March 20, 2013
Date: May 17, 2013	Time: 8:00 AM LST
Location: 5th Floor
Wellesley House South
90 Pitts Bay Road
Pembroke HM08
Bermuda

You are receiving this communication because you hold shares in the above named company.

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Voting items

The Board of Directors recommends that you vote FOR the following:
1. Election of Directors
Nominees
01 Jean-Paul L. Montupet 02 Lucio Stanca
The Board of Directors recommends you vote FOR the following proposal(s):

2.       To re-appoint Deloitte & Touche Ltd., the independent registered public accounting firm, as our independent auditors, to serve until the 2014 annual general meeting, and to refer decisions about the auditors’ compensation to the Board of Directors;

3 To approve the Executive Compensation disclosed pursuant to Item 402 Regulation S-K (non-binding advisory vote).

Voting Instructions